Execution Version

FIRST AMENDMENT TO
INTERCREDITOR AGREEMENT

THIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (this “Amendment”) is made and entered into as of December 2, 2022, by and among PNC BANK, NATIONAL ASSOCIATION, successor to BBVA USA, in its capacity as agent under the ABL Documents (including its permitted successors an assigns in such capacity from time to time, the “ABL Agent”), and Monroe Capital Management Advisors, LLC, in its capacity as agent under the Term Loan Documents (including its permitted successors and assigns in such capacity from time to time, the “Term Loan Agent”).

RECITALS

A.  Quest Resource Management Group, LLC, a Delaware limited liability company (“Quest”), Landfill Diversion Innovations, L.L.C., a Delaware limited liability company (“Landfill”), RWS Facility Services, LLC, a Delaware limited liability company (“RWS”), Sustainable Solutions Group, LLC, a Delaware limited liability company (“SSG”, and together Quest, Landfill, and RWS, jointly and severally, each as a “Borrower” and collectively the “Borrowers”), the lenders party thereto, and ABL Agent, have entered into that certain Loan, Security and Guaranty Agreement, dated as of August 5, 2020 (as amended, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”). The obligations of Borrowers to repay such loans and other financial accommodations under the ABL Credit Agreement are guaranteed by Quest Resource Holding Corporation, a Nevada corporation (“Holdings”), Quest Sustainability Services, Inc., a Delaware corporation (F/K/A Earth911, Inc.) (“Parent”), Youchange, Inc., an Arizona corporation (“Youchange”), Quest Vertigent Corporation, a Nevada corporation (“Vertigent”), Quest Vertigent One, LLC, a Delaware limited liability company (“Vertigent One”), Global Alerts, LLC, a Delaware limited liability company (“Global Alerts”), and Sequoia Waste Management Solutions, LLC, a Delaware limited liability company (“Sequoia”, and together with Holdings, Parent, Youchange, Vertigent, Vertigent One, and Global Alerts, jointly and severally, each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, the “Loan Parties” and each a “Loan Party”).

B. The Loan Parties, the lenders party thereto, and Term Loan Agent have entered into that certain Credit Agreement, dated as of October 19, 2020 (as amended, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”), pursuant to which such lenders have agreed to make loans and financial accommodations to certain of the Loan Parties. The obligations of such Loan Parties to repay such notes and other amounts under the Term Loan Agreement are guaranteed by all other Loan Parties.

C.   ABL Agent and Term Loan Agent are parties to that certain Intercreditor Agreement, dated as of October 19, 2020 (the “Intercreditor Agreement”), relating to the ABL Credit Agreement and Term Loan Agreement.

D. On or about the date of this Amendment, the ABL Agent and Loan Parties are entering into that certain Third Amendment to Loan, Security and Guaranty Agreement (the “ABL Amendment”) that will, among other things, increase the size of the revolving credit facility available to the Borrowers under the ABL Credit Agreement. On or about the date of this Amendment, the Term Loan Agent, the lenders party thereto and the Loan Parties are entering into that certain Fourth Amendment to Credit Agreement (the “Term Loan Amendment”). It is a condition precedent to the ABL Agent’s entry into the ABL Amendment and the Term Loan Agent’s entry into the Term Loan Amendment that the Term Loan Agent and ABL Agent, respectively, agree to amendments to the Intercreditor Agreement in the manner set forth herein, and, subject to the terms and conditions hereinafter set forth, the Term Loan Agent and ABL Agent have agreed to amend the Intercreditor Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I
Definitions

1.01 Capitalized terms used in this Amendment are defined in the Intercreditor Agreement, as amended hereby, unless otherwise stated.

ARTICLE II
Amendments

2.01 Amendments to the Intercreditor Agreement. The Intercreditor Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Intercreditor Agreement attached hereto as Annex A and incorporated herein and made a part hereof for all purposes.

ARTICLE III
Conditions Precedent

3.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to ABL Agent and the Term Loan Agent:

(a) ABL Agent shall have received this Amendment duly executed by each party hereto (and acknowledged by the Loan Parties).

(b) Term Loan Agent shall have received this Amendment duly executed by each party hereto (and acknowledged by the Loan Parties).

(c) The ABL Amendment shall have become effective in accordance with its terms and the Term Loan Agent shall have received a duly executed copy thereof.

(d) The Term Loan Amendment shall have become effective in accordance with its terms and the ABL Agent shall have received a duly executed copy thereof.

ARTICLE IV
Ratifications, Representations and Warranties

4.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Intercreditor Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Intercreditor Agreement are ratified and confirmed and shall continue in full force and effect. On and after the date hereof, each reference in any of the ABL Documents or the Term Loan Documents to the “Intercreditor Agreement” shall mean and be a reference to the Intercreditor Agreement as amended by this Amendment.

4.02 Representations and Warranties. Each of the ABL Agent and the Term Loan Agent hereby represents and warrants as follows to the other agent:

(a)  This Amendment and the Intercreditor Agreement, as amended hereby, constitute legal, valid and binding obligations of the ABL Agent and Term Loan Agent and are enforceable against it in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.

(b) The representations and warranties made by it in the Intercreditor Agreement are true and correct in all material respects on and as of the date hereof to the same extent as made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such date.

ARTICLE V
Miscellaneous Provisions

5.01 Survival of Representations and Warranties. All representations and warranties made in this Amendment shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Amendment, regardless of any investigation made by any such other party.

5.02 Severability. Any provision of this Amendment that is prohibited or unenforceable shall not impair or invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.03 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the ABL Agent, the ABL Claimholders, the Term Loan Agent, the Term Loan Claimholders, and their respective successors and assigns.

5.04 Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile transmission or other electronic means, which facsimile or other electronic signatures shall be considered original executed counterparts, and each party to this Amendment agrees that it will be bound by its own facsimile or other electronic signature and that it accepts the facsimile or other electronic signature of each other party to this Amendment.

5.05 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.06 Submission to Jurisdiction; Waivers. Section 9.6 of the Intercreditor Agreement is hereby incorporated herein, mutatis mutandis.

5.07 Applicable Law. Section 9.9 of the Intercreditor Agreement is hereby incorporated herein, mutatis mutandis.

5.08 Final Agreement. THE INTERCREDITOR AGREEMENT,AS AMENDED HEREBY, REPRESENTS THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE INTERCREDITOR AGREEMENT, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED OR QUALIFIED BY ANY OTHER AGREEMENT, ORAL OR WRITTEN, BEFORE THE DATE HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE ABL AGENT AND TERM LOAN AGENT.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been executed on the date first written above, to be effective as the date set forth above.

ABL AGENT:

PNC BANK, National Association,
Successor to BBVA USA, as ABL Agent

By:	/s/ Brad Miller
Name:	Brad Miller
Title:	Vice President

Signature Page – Quest – First Amendment to Intercreditor Agreement

TERM LOAN AGENT:

MONROE CAPITAL MANAGEMENT ADVISORS, LLC,
as Term Loan Agent

By:	/s/ Alex Parmacek
Name:	Alex Parmacek
Title:	Director

Signature Page – Quest – First Amendment to Intercreditor Agreement

ACKNOWLEDGMENT AND AGREEMENT

Each of the Loan Parties hereby acknowledges that is has received a copy of the First Amendment to Intercreditor Agreement to which this Acknowledgement and Agreement is attached (the “Amendment”) and agrees to recognize all rights granted by the Intercreditor Agreement (as amended by the Amendment) to the ABL Claimholders and the Term Loan Claimholders, waives the provisions of Section 9-615(a) of the UCC in connection with the application of Proceeds of Collateral in accordance with the provisions of the Intercreditor Agreement (as amended by the Amendment), and agrees that it will not do any act in violation of any express restriction or prohibition in the Intercreditor Agreement (as amended by the Amendment). The Loan Parties each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified hereafter.

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:
LOAN PARTIES:

QUEST RESOURCE MANAGEMENT GROUP, LLC

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

LANDFILL DIVERSION INNOVATIONS, L.L.C.

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

RWS FACILITY SERVICES, LLC

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

SUSTAINABLE SOLUTIONS GROUP, LLC

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

Signature Page – Quest – Loan Party Acknowledgement re: First Amendment to Intercreditor Agreement

QUEST RESOURCE HOLDING CORPORATION

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

QUEST SUSTAINABILITY SERVICES, INC.
(F/K/A EARTH 911, INC.)

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

YOUCHANGE, INC.

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

QUEST VERTIGENT CORPORATION

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

QUEST VERTIGENT ONE, LLC

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

Signature Page – Quest – Loan Party Acknowledgement re: First Amendment to Intercreditor Agreement

GLOBAL ALERTS, LLC

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

SEQUOIA WASTE MANAGEMENT SOLUTIONS, LLC

By:	/s/ Brett Johnston
Name:	Brett Johnston
Title:	Chief Financial Officer

Signature Page – Quest – Loan Party Acknowledgement re: First Amendment to Intercreditor Agreement

Annex A

Amended Intercreditor Agreement

~~EXECUTION VERSION~~Annex A

Amended Intercreditor Agreement

(see attached)

Conformed through the First Amendment, dated December 2, 2022

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of October 19, 2020, and entered into by and between BBVA USA, in its capacity as agent under the ABL Documents, including its permitted successors and assigns in such capacity from time to time (“ABL Agent”), and MONROE CAPITAL MANAGEMENT ADVISORS, LLC, in its capacity as agent under the Term Loan Documents, including its permitted successors and assigns in such capacity from time to time (“Term Loan Agent”).

RECITALS

WHEREAS, Quest Resource Management Group, LLC, a Delaware limited liability company (“Quest”), Landfill Diversion Innovations, L.L.C., a Delaware limited liability company (“Landfill~~”, and together with Quest, collectively,~~”), RWS Facility Services, LLC, a Delaware limited liability company (“RWS”), Sustainable Solutions Group, LLC, a Delaware limited liability company (“SSG”, and together with Quest, Landfill, and RWS, jointly and severally, the “Borrowers” and each a “Borrower”), provided, that, to the extent the borrowers under the Term Loan Agreement are different from the Borrowers under the ABL Credit Agreement, the term “Borrowers” shall refer to the borrowers under either agreement, as applicable) the lenders party thereto, and ABL Agent, have entered into that certain Loan, Security and Guaranty Agreement dated as of August 5, 2020 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “ABL Credit Agreement”) providing for a term loan and a revolving credit facility pursuant to which such lenders have or may, from time to time, make loans and provide other financial accommodations to Borrowers. The obligations of Borrowers to repay such loans and other financial accommodations under the ABL Credit Agreement are guaranteed by Quest Resource Holding Corporation, a Nevada corporation (“Holdings”), Quest Sustainability Services, Inc., a Delaware corporation (F/K/A Earth911, Inc.) (“Parent”), Youchange, Inc., an Arizona corporation (“Youchange”), Quest Vertigent Corporation, a Nevada corporation (“Vertigent”), Quest Vertigent One, LLC, a Delaware limited liability company (“Vertigent One”), Global Alerts, LLC, a Delaware limited liability company (“Global Alerts”), and Sequoia Waste Management Solutions, LLC, a Delaware limited liability company (“Sequoia”; and together with Youchange, Vertigent, Vertigent One, Global Alerts, Parent and Holdings and any other Person that guaranties any of the ABL Debt, the “Guarantors~~”)~~”; and together with the Borrowers, the “Loan Parties”);

WHEREAS, the Loan Parties, the lenders party thereto, and Term Loan Agent have entered into that certain Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Term Loan Agreement”) pursuant to which such lenders have agreed to make loans and financial accommodations to Borrowers. The obligations of Borrowers to repay such notes and other amounts under the Term Loan Agreement are guaranteed by the Loan Parties;

WHEREAS, the obligations of Loan Parties under the ABL Documents are to be secured

(a)           on a first priority basis by Liens on the ABL Priority Collateral, and (b) on a second priority basis by Liens on the Term Loan Priority Collateral;

WHEREAS, the obligations of Borrowers and the Guarantors under the Term Loan Documents are to be secured (a) on a first priority basis by Liens on the Term Loan Priority Collateral, and (b) on a second priority basis by Liens on the ABL Priority Collateral; and

WHEREAS, ABL Agent, for itself and on behalf of the ABL Claimholders, and Term Loan Agent, for itself and on behalf of the Term Loan Claimholders, desire to enter into this Agreement to (a) confirm the relative priority of their respective security interests in the assets of Borrowers and the Guarantors, (b) provide for the application, in accordance with such priorities, of proceeds of such assets and properties, and (c) address certain other matters.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1 . Definitions; Rules of Construction.

1.1    Defined Terms. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. As used in the Agreement, the following terms shall have the following meanings:

“ABL Agent” has the meaning set forth in the preamble to this Agreement. “ABL Cap” means, as of any date of determination, the result of:

(a)    the sum of (which amount, to the extent permitted in accordance with the terms of this Agreement, shall be increased by the amount of all interest, fees, costs, expenses, indemnities, and other amounts accrued or charged with respect to any ABL Debt (other than Excess ABL Debt) as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the ABL Debt and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding):

(i)                 $~~18,700,00018~~29,700,000, plus

(ii)               the amount of incremental Revolving Credit Commitments (as defined in the ABL Credit Agreement) actually utilized pursuant to Section 2.4 of the ABL Credit Agreement multiplied by 110%, provided, that, in no event shall the amount under this subsection (ii) exceed $11,000,000;

(iii) the amount of Bank Product Obligations in an amount not to exceed $~~2,000,0002,000~~7,750,000 and Derivative Obligations in an amount not to exceed $1,500,000, plus

(iv)	the ABL DIP Amount,

minus

(b)	the sum of:

(i)    the aggregate amount of all permanent reductions of the revolving credit commitments under the ABL Credit Agreement, including those accompanied by permanent repayments and prepayments of the principal amount of the revolving loan obligations (other than the permanent reduction of revolving credit commitments replaced dollar for dollar with a Refinancing thereof), plus

(ii)    the aggregate amount of all permanent repayments and prepayments of the principal amount of term loan obligations under the ABL Credit Agreement (other than payments of such term loan obligations in connection with a Refinancing thereof).

“ABL Cash Collateral” has the meaning set forth in Section 6.2(a).

“ABL Claimholders” means, as of any date of determination, the holders of the ABL Debt at that time, including (a) ABL Agent, (b) the ABL Lenders, (c) the Issuing Bank (as defined in the ABL Credit Agreement), and (d) any of their respective Affiliates holding ABL Debt.

“ABL Collateral” means the assets of each and every Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any ABL Debt, including all Proceeds and products thereof.

“ABL Collateral Documents” means the ABL Security Documents and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any ABL Debt or under which rights or remedies with respect to such Liens are governed.

~~Agreement.~~

“ABL Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“ABL Debt” means all Obligations (as defined in the ABL Credit Agreement), and all other amounts owing, due, or secured under the terms of the ABL Credit Agreement or any other ABL Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, Letters of Credit, Bank Product Obligations, obligations to provide cash collateral in respect of Letters of Credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any ABL Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the ABL Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured. For the avoidance of doubt, the foregoing shall constitute “ABL Debt” notwithstanding any limitations on, restrictions of, or agreements by, Grantors in the Term Loan Documents with respect to the incurrence of any ABL Debt (whether as a result of Overadvances (as defined in the ABL Credit Agreement) or otherwise).

“ABL Default” means any “Event of Default”, as such term is defined in any ABL Document.

“ABL Deficiency Claim” means any portion of the ABL Priority Debt consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other law governing an Insolvency Proceeding).

“ABL DIP Amount” means, after the commencement of an Insolvency Proceeding, the incremental principal amount of ABL DIP Financing, not to exceed 10% of the sum of the principal amount of the ABL Debt and all unfunded commitments to extend ABL Debt under the ABL Credit Agreement, in each case, outstanding immediately prior to the commencement of an Insolvency Proceeding.

“ABL DIP Financing” has the meaning set forth in Section 6.2(a).

“ABL DIP Financing Conditions” means (a) that (i) Term Loan Agent retains its Liens with respect to the Collateral that existed as of the date of the commencement of the applicable Insolvency Proceeding (including Proceeds thereof arising after the commencement of such Insolvency Proceeding), (ii) as to the Term Loan Priority Collateral that existed as of the date of the commencement of such Insolvency Proceeding (including Proceeds thereof arising after such commencement of the Insolvency Proceeding), Term Loan Agent’s Liens with respect to such Term Loan Priority Collateral remain senior and prior to the Liens (inclusive of any Liens securing the ABL DIP Financing) of ABL Agent with respect to such Term Loan Priority Collateral, (iii) as to Term Loan Priority Collateral acquired by the applicable Grantor after the commencement of such Insolvency Proceeding (excluding identifiable Proceeds of Term Loan Priority Collateral existing prior to the commencement of applicable Insolvency Proceeding), if a Lien with respect to such Collateral is granted to secure the ABL DIP Financing, then Term Loan Agent obtains a Lien with respect to such Collateral and the Liens with respect to such Collateral securing the ABL DIP Financing are junior and subordinate to the Liens of Term Loan Agent with respect to such Collateral and the Term Loan Agent is not restricted from seeking, and the ABL Agent does not object to, a replacement or additional Lien as adequate protection as permitted by Section 6.5; (b) in the case of ABL DIP Financing, that the aggregate principal amount of such ABL DIP Financing does not exceed the ABL DIP Amount, and the aggregate outstanding principal amount of other ABL Priority Debt outstanding as of the commencement of the Insolvency Proceeding plus the ABL DIP Amount does not exceed the ABL Cap, (c) that the proposed ABL Cash Collateral order or ABL DIP Financing documentation does not expressly require the sale of all or substantially all of the Collateral prior to a default under such order or documentation, (d) the ABL Agent does not seek to obtain a priming Lien of any of the Term Loan Priority Collateral, (e) that the proposed cash collateral use or ABL DIP Financing does not compel any Grantor to seek conformation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or documentation governing such ABL DIP Financing and (f) that the ABL DIP Financing is otherwise subject to the terms of this Agreement.

“ABL Documents” means the ABL Collateral Documents, the ABL Credit Agreement, the Line of Credit and Investment Sweep Rider, dated as of December 2, 2022, by and among the Borrowers and ABL Agent, and each of the other Loan Documents (as that term is defined in the ABL Credit Agreement).

“ABL Equipment” means (a) all equipment of the Grantors described in reasonable detail on Exhibit A (which will be updated automatically when an updated Exhibit A is sent by the ABL Agent to the Term Loan Agent) hereto, the purchase of which was financed at least 80% from the proceeds of the term loan included in ABL Debt and (b) all equipment of the Grantors that is (x) acquired in connection with the acquisition by any Loan Party of all or substantially all of the assets of Waste Disposal Solutions of North Carolina, Inc. (the "WDS Acquisition") and (y) described in reasonable detail on an updated Exhibit A sent by the ABL Agent to the Term Loan Agent prior to consummation of the WDS Acquisition.

“ABL Lenders” means the “Lenders” as that term is defined in the ABL Credit Agreement (including each Issuing Bank (as defined in the ABL Credit Agreement)).

“ABL Priority Collateral” means all of each and every Grantor’s right, title, and interest in and to the following types of property of such Grantor, wherever located and whether now owned by such Grantor or hereafter acquired (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Law), would constitute ABL Priority Collateral):

(a)	all accounts;

(b)	all inventory;

(c)	all ABL Equipment;

(d)               all instruments, documents, chattel paper (including all tangible and electronic chattel paper) and other contracts, in each case to the extent governing, evidencing, substituting for, arising from or constituting Proceeds of any accounts and ABL Equipment;

(e)               all deposit accounts and securities accounts, and cash and cash equivalents included in such deposit accounts or securities accounts, but excluding identifiable Proceeds of Term Loan Priority Collateral and the Term Loan Collateral Account, and including identifiable Proceeds of ABL Priority Collateral contained in the Term Loan Collateral Account;

(f)                all guaranties, contracts of suretyship, trade-credit insurance, letters of credit, letter- of-credit rights, security and other credit enhancements (including repurchase agreements), and supporting obligations, in each case in respect of accounts, including identifiable deposits by and property of account debtors or other persons securing the obligations of account debtors in respect of accounts;

(g)               all proceeds of commercial tort claims arising solely from claims for loss solely with respect to ABL Equipment;

(h)               all claims under policies of casualty and liability insurance arising solely from a loss of, or damage to, ABL Priority Collateral and all trade credit insurance;

(i)                 all substitutions, replacements, accessions, products, rents or Proceeds of any of the foregoing, in any form, of any kind or nature of any or all of the foregoing.

For purposes of clarification, and notwithstanding anything to the contrary set forth in this Agreement, (i) Intellectual Property and, subject to Section 3.11, any and all Proceeds thereof shall not constitute ABL Priority Collateral, but instead shall constitute Term Loan Priority Collateral, ~~(ii)~~ (ii)  any inventory that is or becomes branded, or produced through the use or other application of, any Intellectual Property, whether pursuant to the exercise of rights pursuant to Section 3.9 or otherwise, shall constitute ABL Priority Collateral, and no Proceeds arising from any Disposition of any such inventory shall be, or be deemed to be, attributable to Term Loan Priority Collateral and (iii) Equity Interests of any Grantor or any Subsidiary thereof and any and all Proceeds thereof shall not constitute ABL Priority Collateral but instead shall constitute Term Loan Priority Collateral.

“ABL Priority Debt” means all ABL Debt other than Excess ABL Debt.

“ABL Retained Interest” has the meaning set forth in Section 10.7.

“ABL Secured Claim” means any portion of the ABL Priority Debt not constituting an ABL Deficiency Claim.

“ABL Security Documents” means the “ABL Credit Agreement” and the “Security Documents” as that term is defined in the ABL Credit Agreement.

“Agent” means ABL Agent or Term Loan Agent, as the context requires.

“Agreement” has the meaning set forth in the preamble hereto.

“Bank Product Obligations” means the “Product Obligations,” as that term is defined in the ABL Credit Agreement as in effect on the date hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as in effect from time to time, or any successor statute.

“Bankruptcy Law” means, as applicable, the Bankruptcy Code and any other federal, state, provincial or foreign law for the relief of debtors or affecting creditors’ rights generally.

“Books” means books and records of each Grantor (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, including customer lists, invoices, credit memos, purchase and file orders, and each Grantor’s goods or general intangibles related to such items).

“Borrower” and “Borrowers” have the meanings set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York, New York are authorized or required by law to close.

“Claimholders” means the ABL Claimholders and the Term Loan Claimholders, or any one of them.

“Collateral” means all of the assets of each and every Grantor, whether real, personal or mixed, moveable or immoveable, constituting ABL Collateral or Term Loan Collateral.

“Collateral Documents” means the ABL Collateral Documents or the Term Loan Collateral Documents, as the context requires.

“Debt” means the ABL Debt or the Term Loan Debt, as the context requires.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Enforcement Action” means

(a)    the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, Bankruptcy Code or other applicable law, or the taking of any action in an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition,

(b)    the exercise of any right or remedy provided to a secured creditor with respect to Collateral under the ABL Documents or the Term Loan Documents (excluding any exercise of dominion of funds under a control agreement but including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Grantor or any depositary bank, securities intermediary, or other person obligated on any Collateral of any Grantor, the making of any test verifications of accounts by reaching out to account debtors or notification to any account debtor of any assignment of any account, the taking of any action or the exercise of any right or remedy in respect of the Collateral, or the exercise of any right of setoff or recoupment with respect to obligations owed to any Grantor), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation,

(c)    the Disposition of all or any portion of the Collateral, by private or public sale or any other means, in connection with the exercise of enforcement rights relating to the Collateral,

(d)    the solicitation of bids from third parties to conduct the Disposition of all or a material portion of the Collateral, in connection with, or in anticipation of, the exercise of enforcement rights relating to the Collateral,

(e)    the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purpose of valuing, marketing, or Disposing of all or a material portion of the Collateral within a commercially reasonable period of time, following the occurrence and during the continuance of an “Event of Default” under the ABL Credit Agreement or Term Loan Agreement, as applicable,

(f)    the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests composing a portion of the Collateral) whether under the ABL Documents, the Term Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to the Collateral to facilitate the actions described in the preceding clauses), or

(g)    the pursuit of ABL Default Dispositions or Term Loan Default Dispositions relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time.

Notwithstanding the foregoing, an “Enforcement Action” shall not include (a) the imposition of a default rate or late fee, (b) the filing of a proof of claim in any Insolvency Proceeding, (c) the acceleration of the ABL Debt or the Term Loan Debt or (d) the exercise of any other rights and remedies of an unsecured creditor in a manner consistent with the terms of this Agreement.

“Enforcement Notice” means a written notice delivered by either ABL Agent or Term Loan Agent to the other stating (a) that an ABL Default or a Term Loan Default, as applicable, has occurred and is continuing under the ABL Credit Agreement or the Term Loan Agreement, as applicable, and specifying the nature of the relevant event of default, and (b) that an Enforcement Period has commenced with respect to the applicable Priority Collateral.

“Enforcement Period” means the period of time following the receipt by either ABL Agent or Term Loan Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in case of an Enforcement Period commenced by Term Loan Agent, the Payment in Full of Term Loan Debt, (b) in the case of an Enforcement Period commenced by ABL Agent, the Payment in Full of ABL Priority Debt, or (c) ABL Agent or Term Loan Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period (including in connection with a waiver or cure of the event of default that gave rise to such Enforcement Notice).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Excess ABL Debt” means the sum of (a) the portion of the ABL Debt that is in excess of the ABL Cap, plus (b) the portion of interest, costs, expenses and fees that accrues or is charged with respect to that portion of the principal amount of the loans and Letters of Credit described in clause (a) of this definition.

“Excess Availability” means, on any specific date, an amount equal to (a) the Line Cap (as defined in the ABL Credit Agreement as in effect on the date hereof), minus (b) the Aggregate Revolving Extensions (as defined in the ABL Credit Agreement as in effect on the date hereof), plus (c) unrestricted cash accounts of any Grantor in which ABL Agent has a first- priority perfected Lien; provided, however, the amount in this subsection (c) cannot exceed $3,000,000.

“Excess Term Loan Debt” means the sum of (a) the portion of the Term Loan Debt that is in excess of the Term Loan Cap, plus (b) the portion of interest, costs, expenses and fees that accrues or is charged with respect to that portion of the principal amount of the loans described in clause (a) of this definition.

“Final Order” means an order of a court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been filed or sought, such order shall have been affirmed or confirmed by the highest court to which such order was appealed, or from which certiorari, re-argument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired; provided, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

“Governmental Authority” means the government of the United States of America, or any other nation, any political subdivision thereof, whether state, provincial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means Parent, each Borrower and each Guarantor, and each other person that may, from time to time, execute and deliver an ABL Collateral Document or a Term Loan Collateral Document as a “debtor,” “grantor,” “obligor,” or “pledgor” (or the equivalent thereof) or that may, from time to time, be (or whose assets may be) subject to a judgment lien in favor of any of the ABL Claimholders or any of the Term Loan Claimholders in respect of the ABL Debt or the Term Loan Debt, as applicable, and “Grantor” means any one of them.

“Guarantors” has the meaning set forth in the recitals to this Agreement and “Guarantor” means any one of them.

“Inalienable Interests” has the meaning set forth in Section 4.4.

“Insolvency Proceeding” means:

(a)    any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor; or any filing by any Grantor of a notice of intention to make a proposal;

(b)    any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any interim receivership or other receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c)    any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

(d)    any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Grantor; or

(e)	any event analogous to any of the foregoing in any jurisdiction.

“Investment Property” means any and all investment property (as that term is defined in the UCC).

“Intellectual Property” means all past, present and future: trade secrets, know- how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Junior Agent” means, with respect to the ABL Priority Collateral, Term Loan Agent, and with respect to the Term Loan Priority Collateral, ABL Agent.

“Junior Claimholders” means, with respect to the ABL Priority Collateral, the Term Loan Claimholders, and with respect to the Term Loan Priority Collateral, the ABL Claimholders.

“Junior Collateral” means, with respect to the ABL Debt, all Collateral other than ABL Priority Collateral, and with respect to the Term Loan Debt, all Collateral other than Term Loan Priority Collateral.

“Junior Debt” means, with respect to the ABL Priority Collateral, the Term Loan Debt and the Excess ABL Debt, and with respect to the Term Loan Priority Collateral, the ABL Debt and the Excess Term Loan Debt.

“Junior 507(b) Claims” has the meaning set forth in Section 6.5(f).

“Junior Lenders” means, with respect to the ABL Priority Collateral, the Term Lenders, and with respect to the Term Loan Priority Collateral, the ABL Lenders.

“Letters of Credit” means the “Letters of Credit” as that term is defined in the ABL Credit Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means ABL Documents or Term Loan Documents, as the context requires.

“Loan Parties” has the meaning set forth in the recitals to this Agreement.

“Monroe Capital” means Monroe Capital Management Advisors, LLC and its affiliates and controlled investment vehicles.

“Ordinary Course Collections” has the meaning set forth in Section 4.1.

“Payment Conditions” means with respect to any applicable transaction, (i) no Default (as defined under the ABL Credit Agreement as in effect on the date hereof) and no ABL Default shall exist immediately after giving effect to such transaction, (ii) after giving effect to such payment, Excess Availability shall exceed $3,000,000, (iii) the Fixed Charge Coverage Ratio (as defined under the ABL Credit Agreement as in effect on the date hereof) for the most recently ended trailing twelve calendar month period shall not be less than 1.10 to 1.00, and (iv) before and immediately after giving effect to such transaction, the Loan Parties are in compliance with each of the financial covenants set forth in Section 9.2.12 of the ABL Credit Agreement as in effect on the date hereof as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered.

“Payment in Full of ABL Priority Debt” means, except to the extent otherwise expressly provided in Section 5.5 or in Section 6.8:

(a)    payment in full in cash or immediately available funds of all of the ABL Priority Debt (other than outstanding Letters of Credit, Bank Product Obligations and unasserted contingent indemnification and reimbursement obligations);

(b)    termination or expiration of all commitments, if any, of the ABL Lenders to extend credit to Borrowers;

(c)    termination of, providing cash collateral (in an amount not to exceed 103% of the face amount of outstanding Letters of Credit) or the making of other arrangements reasonably satisfactory to the ABL Agent in respect of, all outstanding Letters of Credit that compose a portion of the ABL Priority Debt;

(d)    termination of (and paying the outstanding amount due in respect of), or, at Agent’s election, providing cash collateral in respect of Bank Product Obligations in an amount not greater than 103% of, all Bank Product Obligations then outstanding and termination of (and paying the outstanding amount due in respect of) Derivative Obligations;

(e)    termination of and paying the outstanding amount due in respect of Derivative Obligations (as defined in the Credit Agreement as in effect on the date hereof);

(f)    providing cash collateral to ABL Agent in such amount as ABL Agent reasonably determines is reasonably necessary to secure the ABL Claimholders in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the ABL Claimholders may be entitled to indemnification or reimbursement by any Grantor pursuant to the indemnification and reimbursement provisions in the ABL Documents.

“Payment in Full of Priority Debt” means, (a) if the Term Loan Priority Debt constitutes the Priority Debt, the Payment in Full of Term Loan Priority Debt, and (b) if the ABL Priority Debt constitutes the Priority Debt, the Payment in Full of ABL Priority Debt.

“Payment in Full of Term Loan Priority Debt” means, except to the extent otherwise expressly provided in Section 5.5 or in Section 6.8:

(a)    payment in full in cash or immediately available funds of all of the Term Loan Priority Debt (other than unasserted contingent indemnification and reimbursement obligations);

(b)    termination or expiration of all commitments, if any, of the Term Lenders to extend credit to Borrowers; and

(c)    providing cash collateral to Term Loan Agent in such amount as Term Loan Agent reasonably determines is reasonably necessary to secure the Term Loan Claimholders in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the Term Loan Claimholders may be entitled to indemnification or reimbursement by any Grantor pursuant to the indemnification and reimbursement provisions in the Term Loan Documents.

“person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Priority Agent” means, with respect to the ABL Priority Collateral, ABL Agent, and with respect to the Term Loan Priority Collateral, Term Loan Agent.

“Priority Collateral” means, with respect to the ABL Debt, all ABL Priority Collateral, and with respect to the Term Loan Debt, all Term Loan Priority Collateral.

“Priority Claimholders” means, with respect to the ABL Priority Collateral, the ABL Claimholders, and with respect to the Term Loan Priority Collateral, the Term Loan Claimholders, in each case subject to the reciprocal rights set forth in Section 9.16.

“Priority Debt” means, with respect to the ABL Priority Collateral, the ABL Priority Debt, and with respect to the Term Loan Priority Collateral, the Term Loan Priority Debt.

“Priority Lenders” means, with respect to the ABL Priority Collateral, the ABL Lenders, and with respect to the Term Loan Priority Collateral, the Term Lenders.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the UCC, of the Collateral and (b) whatever is recovered when Collateral is Disposed of, voluntarily or involuntarily, including any additional or replacement Collateral provided during any Insolvency Proceeding and any payment or property received in an Insolvency Proceeding on account of any “secured claim” (within the meaning of Section 506(b) of the Bankruptcy Code).

“Purchase Notice” has the meaning set forth in Section 10.1.

“Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Recovery” has the meaning set forth in Section 6.8.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, supplement, restructure, replace, refund, amend and restate, or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers, or agents provided that the Liens securing such indebtedness are subject to this Agreement. “Refinanced” and “Refinancing” shall have correlative meanings.

“Seller Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, by and among the ABL Agent, the Term Loan Agent and the Subordinated Creditor (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with such agreement).

“Senior 507(b) Claims” has the meaning set forth in Section 6.5(e).

“Standstill Notice” means a written notice from ABL Agent to Term Loan Agent or from Term Loan Agent to ABL Agent, as applicable, identified by its terms as a “Standstill Notice” for purposes of this Agreement and stating that an ABL Default or Term Loan Default, as applicable, has occurred and is continuing.

“Standstill Period” means the period of 180 consecutive days commencing on the date on which ABL Agent or Term Loan Agent, as applicable, receives the applicable Standstill Notice from the other Agent.

“Subordinated Creditor” means Green Remedies Waste and Recycling, Inc., a North Carolina corporation, and its successors and assigns.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity as to which that person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

~~Agreement.~~

~~Agreement.~~

“Term Lender” means the “Lenders” as that term is defined in the Term Loan Agreement.

“Term Loan Agent” has the meaning set forth in the preamble to this Agreement.

“Term Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Term Loan Cap” means, as of any date of determination, the result of:

(a)    the sum of (which amount, to the extent permitted in accordance with this

Agreement, shall be increased by the amount of all interest, fees, costs, expenses, indemnities, and other amounts accrued or charged with respect to any of the Term Loan Debt (other than Excess Term Loan Debt) as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the Term Loan Debt and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding):

(i)                 $14,375,000,

(ii)               125% of the principal amount of the Term B Loans (as defined in the Term Loan Agreement) actually funded but in no event in excess of $15,625,000,

(iii)             125% of the principal amount of the Incremental Loans (as defined in the Term Loan Agreement) actually funded, but in no event in excess of $50,000,000 plus

(iv)	the Term Loan DIP Amount,

minus

(b) the aggregate amount of all permanent repayments and prepayments of the principal amount of Term Loan obligations under the Term Loan Agreement (other than payments of such Term Loan obligations in connection with a Refinancing thereof).

“Term Loan Cash Collateral” has the meaning set forth in Section 6.2(b).

“Term Loan Claimholders” means, as of any date of determination, the holders of the Term Loan Debt at that time, including (a) Term Loan Agent, and (b) the Term Lenders.

“Term Loan Collateral” means all of the assets of each and every Grantor, whether real, personal, or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Term Loan Debt, including all Proceeds and products thereof.

“Term Loan Collateral Account” shall mean any deposit account established after the date hereof by any Grantor and the Term Loan Agent to hold Proceeds of Term Loan Priority Collateral.

“Term Loan Collateral Documents” means the Term Loan Security Agreement, the Term Loan Mortgages, and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Term Loan Debt or under which rights or remedies with respect to such Liens are governed.

“Term Loan Debt” means all Obligations (as that term is defined in the Term Loan Agreement) and all other amounts owing, due, or secured under the terms of the Term Loan Agreement or any other Term Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, indemnities, guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured. For the avoidance of doubt, the foregoing shall constitute “Term Loan Debt” notwithstanding any limitations on, restrictions of, or agreements by, Grantors in the ABL Documents with respect to the incurrence of any Term Loan Debt (whether as a result of incremental facilities or otherwise).

“Term Loan Default” means any “Event of Default”, as such term is defined in any Term Loan Document.

“Term Loan Deficiency Claim” means any portion of the Term Loan Priority Debt consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other law governing an Insolvency Proceeding).

“Term Loan DIP Amount” means, after the commencement of an Insolvency Proceeding, the aggregate outstanding principal amount of Term Loan DIP Financing not to exceed 10% of the sum of the principal amount of the Term Loan Debt and all unfunded commitments to extend Term Loan Debt under the Term Loan Agreement, in each case, outstanding immediately prior to the commencement of an Insolvency Proceeding.

“Term Loan DIP Financing” has the meaning set forth in Section 6.2(b).

“Term Loan DIP Financing Conditions” means (a) that (i) ABL Agent retains its Liens with respect to the Collateral that existed as of the date of the commencement of the applicable Insolvency Proceeding (including Proceeds thereof arising after the commencement of such Insolvency Proceeding), (ii) as to the ABL Priority Collateral that existed as of the date of such commencement of such Insolvency Proceeding (including Proceeds thereof arising after the commencement of such Insolvency Proceeding), ABL Agent’s Liens with respect to such ABL Priority Collateral remain senior and prior to the Liens (inclusive of any Liens securing the Term Loan DIP Financing) of Term Loan Agent with respect to such ABL Priority Collateral, and (iii) as to ABL Priority Collateral acquired by the applicable Grantor after the commencement of Insolvency Proceeding (excluding identifiable Proceeds of ABL Priority Collateral existing prior to the commencement of such Insolvency Proceeding), if a Lien with respect to such Collateral is granted to secure the Term Loan DIP Financing, then ABL Agent obtains a Lien with respect to such Collateral and the Liens with respect to such Collateral securing the Term Loan DIP Financing are junior and subordinate to the Liens of ABL Agent with respect to such Collateral, and the ABL Agent is not restricted from seeking, and the Term Loan Agent does not object to, a replacement or additional Lien as adequate protection as permitted by Section 6.5; (b) in case of Term Loan DIP Financing, the aggregate principal amount of such Term Loan DIP Financing does not exceed the Term Loan DIP Amount and the aggregate principal amount of the Term Loan DIP Financing plus the outstanding principal amount of other Term Loan Priority Debt does not exceed the Term Loan DIP Amount, (c) that the interest rate, advance rates and fees are commercially reasonable under the circumstances, (d) the Term Loan Agent does not seek to obtain a priming Lien on any ABL Priority Collateral, (e) that the proposed cash collateral use or Term Loan DIP Financing does not compel any Grantor to seek conformation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or documentation governing such Term Loan DIP Financing and (f) that the Term Loan DIP Financing is otherwise subject to the terms of this Agreement.

“Term Loan Documents” means the Term Loan Collateral Documents, the Term Loan Agreement, and each of the other “Loan Documents” (as that term is defined in the Term Loan Agreement).

“Term Loan Mortgages” means each mortgage, deed of trust, and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Term Loan Debt or under which rights or remedies with respect to any such Liens are governed.

“Term Loan Priority Collateral” means all of each and every Grantor’s right, title and interest in and to Term Loan Collateral that does not constitute ABL Priority Collateral (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law), would constitute ABL Priority Collateral), wherever located and whether now owned or hereafter acquired, including the following:

(a)	all Equipment (excluding the ABL Equipment);

(b)	all Intellectual Property;

(c)	all general intangibles;

(d)             all commercial tort claims, other than commercial tort claims arising solely from claims for loss or damage solely with respect to ABL Equipment;

(e)	all Equity Interests of each Grantor and each Subsidiary thereof;

(f)             all instruments, chattel paper (including all tangible and electronic chattel paper) and documents and contracts (in each case, other than such items constituting ABL Priority Collateral) and all payment intangibles;

(g)            all insurance (and all claims under all policies of insurance) of any kind relating to any of the Term Loan Priority Collateral (other than trade-credit insurance constituting ABL Priority Collateral);

(h)	Books;

(i)	all identifiable Proceeds of any Term Loan Priority Collateral;

(j)             the Term Loan Collateral Account and all cash and cash equivalents held therein (other than identifiable proceeds of ABL Priority Collateral);

(k)            all investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts, or commodity accounts) and all monies, credit balances, deposits, and other property of Grantor now or hereafter held, or received by, or in transit to, an Term Loan Claimholder, any bank, securities intermediary, depository, or other institution from or for the account of any Grantor, whether for safekeeping, pledge, custody, transmission, collection, or otherwise, in each case, (other than such items that constitute ABL Priority Collateral);

(l)             all claims under policies of business interruption insurance, all proceeds of business interruption insurance of any Grantor, and all tax refunds received by any Grantor;

(m)           all interests in real property (“Land”), including fee and leasehold interests, and all the buildings, structures, improvements and fixtures of every kind or nature now or hereafter situated on such real property (“Improvements”); and all easements, tenements, rights-of-way, vaults, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights, timber, crops, mineral rights, development rights, utility commitments, water and wastewater taps, living unit equivalents, capital improvement project contracts, letters of credit, and utility construction agreements with any governmental authority, including municipal utility districts, or with any utility companies (and all refunds and reimbursements thereunder), and powers and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired (“Appurtenances”); any and all leases, licenses and other occupancy agreements now or hereafter affecting the Land, Improvements or Appurtenances, together with all security therefor and guaranties thereof and all monies payable thereunder, and all books and records owned by any Grantor which contain evidence of payments made under such leases, licenses and other occupancy agreements and all security given therefor (collectively, the “Term Loan Real Property Collateral”); and

(n)               all substitutions, replacements, accessions, products and Proceeds of any of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to, or destruction of, or other voluntary conversion (including claims in respect of condemnation or expropriation) of any kind or nature of any or all of the foregoing.

“Term Loan Priority Debt” means all Term Loan Debt other than Excess Term Loan Debt.

   “Term Loan Secured Claim” means any portion of the Term Loan Priority Debt not constituting a Term Loan Deficiency Claim.

“Term Loan Security Agreement” means the “Guaranty and Collateral Agreement” as that term is defined in the Term Loan Agreement.

“Triggering Event” means with respect to the purchase option in favor of the Term Note Claimholders (other than Monroe Capital) any of the following events: (a) the acceleration of the ABL Priority Debt and termination of the commitments to advance further revolving loans under the ABL Credit Agreement, (b) ABL Agent’s taking of any Enforcement Action with respect to all or a material portion of the ABL Priority Collateral, (c) the occurrence of a Term Note Default as a result of a failure to make principal or interest payments of any Term Note Debt when due under the terms of the Term Note Documents, and (d) the commencement of an Insolvency Proceeding with respect to any Grantor.

“UCC” means the Uniform Commercial Code (or any similar or comparable legislation) as in effect in any applicable jurisdiction.

“Use Period” means the ninety (90) day period beginning on the earlier of (i) the date on which the ABL Agent provides Term Loan Agent with written notice that it intends to exercise its use and access rights with respect to the Term Loan Priority Collateral and (ii) the 5th Business Day after Term Loan Agent provides the ABL Agent with written notice that Term Collateral Agent has obtained possession or control, as applicable, of such Term Loan Priority Collateral; provided, that if any stay or other order has occurred by operation of law or has been entered by a court of competent jurisdiction that prohibits or limits any of the ABL Agent from commencing and continuing to undertake Enforcement Actions or to Dispose of the ABL Priority Collateral, such Use Period described above shall be tolled during the pendency of such stay or other order and the Use Period shall be so extended.

“Warrant” has the meaning set forth in the Term Loan Agreement.

1.2    Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise:

(a)    except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, modified or otherwise Refinanced in accordance with the terms of this Agreement;

(b)    any reference to a definition in an ABL Document shall be construed to also refer to any comparable term in any agreement, instrument, or other document the debt under which Refinances the ABL Debt;

(c)    any reference to a definition in a Term Loan Document shall be construed to also refer to any comparable term in any agreement, instrument, or other document the debt under which Refinances the Term Loan Debt;

(d)    any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinancing thereto or thereof occurring after the date hereof;

(e)    any definition of, or reference to, ABL Debt or the Term Loan Debt herein shall be construed as referring to the ABL Debt or the Term Loan Debt (as applicable) as from time to time amended, supplemented, modified or Refinanced in accordance with the terms of this Agreement;

(f)    any definition of, or reference to, ABL Collateral or Term Loan Collateral herein shall not be construed as referring to any amounts recovered by a Grantor, as a debtor in possession, or a trustee for the estate of a Grantor, under Section 506(c) of the Bankruptcy Code (or by comparable Persons under any other Bankruptcy Law);

(g)    any reference herein to any person shall be construed to include such person’s successors and assigns and as to any Grantor shall be deemed to include a receiver, trustee, or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assignee of such person;

(h)    except as otherwise expressly provided herein, any reference to ABL Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding upon each of the ABL Claimholders, any reference to ABL Agent shall be construed as referring to ABL Agent, for itself and on behalf of the other ABL Claimholders, any reference to Term Loan Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding upon each of the Term Loan Claimholders, any reference to Term Loan Agent shall be construed as referring to Term Loan Agent for itself and on behalf of the other Term Loan Claimholders, any reference to the ABL Claimholders shall be construed as including ABL Agent, and any reference to the Term Loan Claimholders shall be construed as referring to Term Loan Agent;

(i)    the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(j)    all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(k)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2~~.~~ Lien Priorities.

2.1	Relative Priorities.

(a)    Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens in the Collateral securing the Term Loan Debt or of any Liens in the Collateral securing the ABL Debt (including, in each case, notwithstanding whether any such Lien is granted (or secures Debt relating to the period) before or after the commencement of any Insolvency Proceeding) and notwithstanding any contrary provision of the UCC or any other applicable law, the Term Loan Documents or the ABL Documents or the or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the ABL Debt or the Term Loan Debt, or any other circumstance whatsoever, ABL Agent and Term Loan Agent hereby agree that:

(i)                                          any Lien with respect to the ABL Priority Collateral securing any ABL Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior in all respects and prior to any Lien with respect to the ABL Priority Collateral securing (A) any Term Loan Debt or (B) any Excess ABL Debt;

(ii)                                        any Lien with respect to the ABL Priority Collateral securing any Term Loan Debt, now or hereafter held by or on behalf of, or created for the benefit of, any of the Term Loan Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be (A) junior and subordinate in all respects to all Liens with respect to the ABL Priority Collateral securing any ABL Priority Debt, (B) other than the extent to which such Lien secures Excess Term Loan Debt, senior in all respects and prior to any Lien with respect to the ABL Priority Collateral securing any Excess ABL Debt and (C) to the extent such Lien secures Excess Term Loan Debt, junior and subordinate to all Liens with respect to the ABL Priority Collateral securing Excess ABL Debt;

(iii)                                     any Lien with respect to the Term Loan Priority Collateral securing any Term Loan Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, any of the Term Loan Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien with respect to the Term Loan Priority Collateral securing (A) any ABL Debt or (B) any Excess Term Loan Debt;

(iv)                                     any Lien with respect to the Term Loan Priority Collateral securing any ABL Debt now or hereafter held by or on behalf of, or created for the benefit of, any of the ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be (A) junior and subordinate in all respects to all Liens with respect to the Term Loan Priority Collateral securing any Term Loan Priority Debt, (B) other than the extent to which such Lien secures Excess ABL Debt, senior in all respects and prior to any Lien with respect to the Term Loan Priority Collateral securing any Excess Term Loan Debt and (C) to the extent such Lien secures Excess ABL Debt, junior and subordinate to all Liens with respect to the Term Loan Priority Collateral securing Excess Term Loan Debt; and

(b)    The foregoing priorities with respect to the Collateral securing any Term Loan Debt or any Excess ABL Debt, in each case, shall be effective for all purposes, whether or not such Liens are subordinated to any Lien securing any other obligation of any Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the ABL Credit Agreement and the Term Loan Debt Agreement, or as contemplated in Section 6.2).

2.2              Prohibition on Contesting Liens or Claims. Each of Term Loan Agent and ABL Agent agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the extent, validity, attachment, perfection, priority, or enforceability of a Lien held by or on behalf of any of the ABL Claimholders in the Collateral (or the extent, validity, allowability, or enforceability of any ABL Debt secured thereby or purported to be secured thereby) or by or on behalf of any of the Term Loan Claimholders in the Collateral (or the extent, validity, allowability, or enforceability of any Term Loan Debt secured thereby or purported to be secured thereby), as the case may be, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of ABL Agent or Term Loan Agent to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the ABL Debt and the Term Loan Debt as provided in Sections 2.1 and 3.

2.3	New Liens.

(a)    So long as no Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree that no Grantor shall:

(i)                                          grant or permit any additional Liens on any asset that is not Collateral to secure any Term Loan Debt unless such Grantor gives ABL Agent at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the ABL Debt concurrently with the grant of a Lien thereon in favor of Term Loan Agent; or

(ii)                                        grant or permit any additional Liens on any asset that is not Collateral to secure any ABL Debt unless such Grantor gives Term Loan Agent at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Term Loan Debt concurrently with the grant of a Lien thereon in favor of ABL Agent.

(b)    To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Claimholders, each Agent agrees that any amounts received by or distributed to any of the Claimholders pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4	Similar Liens and Agreements.

(a)    The parties hereto agree that it is their intention that the ABL Collateral and the Term Loan Collateral be identical except as provided in Section 6 hereof and subject to Section 2.4(b) below. In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(i)                                          upon reasonable request by ABL Agent or Term Loan Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Term Loan Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Documents and the Term Loan Documents; and

(ii)                                        that the ABL Collateral Documents and Term Loan Collateral Documents and guarantees for the ABL Debt and the Term Loan Debt, shall be, in all material respects, the same forms of documents other than with respect to the priorities of the Liens granted thereunder.

(b)    The foregoing to the contrary notwithstanding, each of the parties agrees that to the extent that ABL Agent or Term Loan Agent obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or lien separate from the ABL Documents or Term Loan Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects, by written notice to the Agent obtaining such Lien, not to obtain after receiving prior written notice thereof in accordance with the provisions of Section 2.3, the Collateral securing the ABL Debt and the Term Loan Debt will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

SECTION 3~~.~~ Exercise of Remedies.

3.1                                  Exercise of Remedies with respect to the ABL Priority Collateral. Until the Payment in Full of ABL Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Term Loan Claimholders will not exercise or seek to exercise any rights, powers, or remedies with respect to any ABL Priority Collateral (including taking any Enforcement Action with respect to any ABL Priority Collateral); provided, that (i) if a Term Loan Default has occurred and is continuing, Term Loan Agent may take Enforcement Actions with respect to any ABL Priority Collateral after the expiration of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, no Term Loan Default is continuing, Term Loan Agent may not take Enforcement Actions with respect to any ABL Priority Collateral until the expiration of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new Term Loan Default that had not occurred as of the date of the delivery of the earlier Standstill Notice), and (ii) in no event shall Term Loan Agent or any other Term Loan Claimholder exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of the Standstill Period, ABL Agent or any other ABL Claimholder shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Enforcement Action by Term Loan Agent with respect to all or any material portion of the ABL Priority Collateral) and be diligently pursuing in good faith an Enforcement Action with respect to all or any material portion of the ABL Priority Collateral.

3.2                                  Exercise of Remedies With Respect to the Term Loan Priority Collateral. Until the Payment in Full of the Term Loan Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the ABL Claimholders will not exercise or seek to exercise any rights, powers, or remedies with respect to any Term Loan Priority Collateral (including taking any Enforcement Action with respect to any Term Loan Priority Collateral); provided, that (i) if an ABL Default has occurred and is continuing, ABL Agent may take Enforcement Actions with respect to any Term Loan Priority Collateral after the expiration of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, no ABL Default is continuing, ABL Agent may not take Enforcement Actions with respect to any Term Loan Collateral until the expiration of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new ABL Default that had not occurred as of the date of the delivery of the earlier Standstill Notice), and (ii) in no event shall ABL Agent or any other ABL Claimholder exercise any rights or remedies with respect to the Term Loan Priority Collateral if, notwithstanding the expiration of the Standstill Period, Term Loan Agent or any other Term Loan Claimholder shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Enforcement Action by ABL Agent with respect to all or any material portion of the Term Loan Priority Collateral) and be diligently pursuing in good faith an Enforcement Action with respect to all or any material portion of Term Loan Priority Collateral.

3.3	Exclusive Enforcement Rights.

(a)    Until the Payment in Full of ABL Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the ABL Claimholders shall have the exclusive right to take Enforcement Actions with respect to the ABL Priority Collateral (and in connection therewith, make determinations regarding the release or Disposition thereof or any restrictions with respect thereto) without any consultation with or the consent of any of the Term Loan Claimholders. Until the Payment in Full of Term Loan Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Term Loan Claimholders shall have the exclusive right to take Enforcement Actions with respect to the Term Loan Priority Collateral (and in connection therewith, subject to Section 3.9 (but without affecting their rights to freely release, restrict, or make a Disposition thereof in accordance with such section), make determinations regarding the release or Disposition thereof or any restrictions with respect thereto) without any consultation with or the consent of any of the ABL Claimholders.

(b)    In connection with (i) any Enforcement Action with respect to the ABL Priority Collateral, the ABL Claimholders may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, or (ii) any Enforcement Action with respect to the Term Loan Priority Collateral, the Term Loan Claimholders may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

(c)    The provisions of clauses (a) and (b) above shall be subject in all respects to the provisions of Section 3.1 and Section 3.2.

3.4                                  Permitted Actions. Anything to the contrary in this Section 3 notwithstanding, any Claimholder may:

(a)    if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to any Debt and the Collateral securing such Debt;

(b)    take any action in order to create, perfect or preserve its Lien in and to the Collateral, to prevent the running of any applicable statute of limitation or similar restriction on claims or to assert a compulsory cross-claim or counterclaim against any Person;

(c)    before or after the commencement of an Insolvency Proceeding, file any necessary responsive or defensive pleadings (i) in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of (A) in the case of a claim of an ABL Claimholder, the ABL Claimholders, or (B) in the case of a claim of a Term Loan Claimholder, the Term Loan Claimholders, or (ii) asserting rights available to unsecured creditors of the applicable Grantor, in each case in accordance with and not in contravention of the terms of this Agreement;

(d)    during an Insolvency Proceeding, vote on any plan of reorganization, scheme or arrangement, or liquidation (or similar arrangement affecting creditors’ rights generally) and make any filings and motions therein that are, in each case, not in contravention of the provisions of this Agreement, with respect to (i) in the case of an ABL Claimholder, the ABL Debt, and (ii) in the case of a Term Loan Claimholder, the Term Loan Debt, and (in each case) the Collateral;

(e)    in the case of a Junior Agent, join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Priority Collateral of the Priority Agent initiated by such Priority Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an Enforcement Action by such Priority Agent (it being understood that neither the Junior Agent nor any Junior Claimholder shall be entitled to receive any Proceeds from the Priority Collateral unless otherwise expressly permitted herein);

(f)    subject to Section 3.6(a), inspect, appraise or value the Collateral (and to engage or retain investment bankers or appraisers for the purposes of appraising or valuing the Collateral) or to receive information or reports concerning the Collateral, in each case pursuant to the terms of the ABL Documents or Term Loan Documents, as applicable, or applicable law;

(g)    subject to Section 3.6(a), take any action to seek and obtain specific performance or injunctive relief to compel a Grantor to comply with (or not to violate or breach) an obligation under the ABL Documents or Term Loan Documents, as applicable; provided that such action does not include any action by a Junior Claimholder to seek specific performance or injunctive relief against any Priority Claimholder or the Disposition of any such Priority Claimholder’s Priority Collateral in contravention of the other provisions of this Agreement;

(h)    bid for Collateral at any public or private sale thereof, provided that (i) such Claimholder does not challenge the bid of the Priority Agent for its Priority Collateral other than by the submission of a competing cash bid, (ii) each Priority Lender may subject to the terms of its Collateral Documents offset its Priority Debt against the purchase price for the Priority Collateral and (iii) if such sale includes Junior Collateral and Priority Collateral, the Junior Lenders may only bid cash with respect to the Priority Collateral; provided, that the cash portion of any such bid need not exceed the amount of the ABL Priority Debt or the Term Loan Priority Debt, as applicable, in respect of such Priority Collateral; and

(i)    enforce the terms of any subordination agreement with any Person (other than a Grantor) with respect to debt of a Grantor that is subordinated to the ABL Debt or the Term Loan Debt provided (i) prior written notice of such action is provided to each Agent, (ii) no such action includes any Enforcement Action, (iii) any payment or other property received by such Claimholder, to the extent resulting from a payment or other transfer of property or an interest in property of any Grantor, shall be deemed to be Proceeds of Collateral subject to the other terms of this Agreement and (iv) any other payments received by such Claimholder in connection with such action shall otherwise be subject to the terms of such subordination agreement with any other Person, any related subordination agreement with either or both of the Agents and this Agreement.

3.5	Retention of Proceeds.

(a)    Subject to the provisions of Section 3.5(c) below, until the Payment in Full of ABL Priority Debt has occurred, the Term Loan Claimholders shall not be permitted to retain any identifiable Proceeds of ABL Priority Collateral in connection with any Enforcement Action, and any such Proceeds received or retained will be subject to Section 4.2.

(b)    Subject to the provisions of Section 3.5(c) below, until the Payment in Full of Term Loan Priority Debt has occurred, the ABL Claimholders shall not be permitted to retain any identifiable Proceeds of Term Loan Priority Collateral in connection with any Enforcement Action, and any such Proceeds received or retained in any other circumstance will be subject to Section 4.2.

(c)    Notwithstanding anything contained in this Agreement to the contrary, in the event of any Disposition or series of related Dispositions that includes ABL Priority Collateral and Term Loan Priority Collateral, if the ABL Agent and Term Loan Agent are unable to agree in writing upon an allocation of Proceeds of such Collateral which does not result in Payment in Full of ABL Priority Debt and the Payment in Full of Term Loan Priority Debt, the ABL Agent and the Term Loan Agent shall use commercially reasonable efforts in good faith to negotiate a proper allocation of the Proceeds received in connection with such Disposition as between the ABL Priority Collateral and Term Loan Priority Collateral and if no such agreement occurs, then such allocations will be as determined by a Final Order.

3.6                                  Non-Interference. Subject to any specific provision of this Agreement to the contrary, each of Term Loan Agent and ABL Agent hereby:

(a)    agrees that it not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Priority Collateral that secures any Junior Debt pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Priority Collateral securing the Priority Debt;

(b)    agrees that, subject to Sections 3.1 and 3.2, the Junior Claimholders will not take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Enforcement Action by the Priority Agent with respect to its Priority Collateral, including any Disposition of such Priority Collateral, whether by foreclosure or otherwise;

(c)    waives, subject to Sections 3.1 and 3.2, any and all rights that any Junior Claimholder may have as a junior lien creditor or otherwise to object to the manner in which the Priority Agent or the Priority Claimholders seek to enforce or collect their Debt or the Liens securing such Debt granted in any of the Priority Collateral, regardless of whether any action or failure to act by or on behalf of such Priority Agent or the Priority Claimholders is adverse to the interest of the Junior Agent or the Junior Claimholders;

(d)    waives any and all rights that any Junior Claimholder may have to oppose, object to, or seek to restrict the Priority Agent or any Priority Claimholder from exercising their rights to set off or credit bid its Debt; and

(e)    acknowledges and agrees that no covenant, agreement, or restriction contained in its Collateral Documents or any other of its Loan Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Priority Agent or the Priority Claimholders with respect to their Priority Collateral as set forth in this Agreement and such Priority Agent’s Loan Documents.

3.7                                  Unsecured Creditor Remedies. Except as set forth in Sections 2.2, 3.6, and 6, the Agents and the other Claimholders may exercise rights and remedies as unsecured creditors generally against any Grantor in accordance with the terms of the applicable Loan Documents and applicable law so long as doing so is not in contravention of the terms of this Agreement; provided, that in the event that any Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to its Debt, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing such Debt.

3.8                                  Notice of Exercise. Each Agent shall endeavor to provide reasonable prompt written notice to the other Agent of its initial material Enforcement Action, but failure to do so shall not result in a breach of this Agreement.

3.9	Inspection and Access Rights.

(a)    Prior to the Payment in Full of ABL Priority Debt, if the Term Loan Collateral Agent obtains possession or physical control of any Term Loan Priority Collateral, Term Loan Agent shall promptly (and in any event within five Business Days) notify ABL Agent in writing of that fact, and ABL Agent shall promptly notify Term Loan Agent (and in any event within five Business Days) in writing of whether ABL Agent desires to exercise its access rights under this Section 3.9. Upon delivery of such notice by ABL Agent to Term Loan Agent, the parties shall confer in good faith to coordinate with respect to ABL Agent’s exercise of such access rights.

(b)    Without limiting any rights any of the ABL Claimholders may otherwise have under applicable law or by agreement and whether or not any of the Term Loan Claimholders has commenced and is continuing to undertake any Enforcement Action prior to the Payment in Full of ABL Priority Debt, ABL Agent or any other person (including any of the ABL Claimholders) acting with the consent, or on behalf, of ABL Agent, shall have an irrevocable, non- exclusive right to have access to, and a royalty-free license and right to use the Term Loan Priority Collateral (including, without limitation, machinery and equipment (including computers and processors), Intellectual Property and general intangibles) during the Use Period (i) during normal business hours on any Business Day, to access the ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9- 335 of the UCC), or (C) has been commingled with (within the meaning of Section 9-336 of the UCC), Term Loan Priority Collateral, and (ii) in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, process raw materials or work-in-process into finished Inventory, take possession of, move, package, prepare and advertise for sale or disposition, store, collect, take reasonable actions to protect, secure and otherwise enforce the rights of ABL Agent in and to the ABL Priority Collateral, or otherwise deal with the ABL Priority Collateral in accordance with applicable law, in each case, subject to clause (c) below, without liability to any of the Term Loan Claimholders and without the involvement of, or interference or restriction by any of the Term Loan Claimholders; provided, however, that this Section 3.9 shall not require that ABL Agent’s use of the Term Loan Priority Collateral be on an exclusive basis. This Agreement will not restrict the rights of Term Loan Agent to sell, assign or otherwise transfer the related Term Loan Priority Collateral prior to the expiration of the Use Period if (but only if) the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.9.

(c)    During the period of actual occupancy, use or control by ABL Agent (or its respective employees, agents, advisers and representatives) of any Term Loan Priority Collateral pursuant to this Section 3.9, ABL Agent shall be obligated to (x) repair at expense any physical damage (ordinary wear and tear excepted) to such Term Loan Priority Collateral caused by such occupancy, use or control of or by ABL Claimholders or their agents, representatives or designees, and to leave such Term Loan Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted, and (y) pay to the applicable landlord (or the Term Loan Agent if such Term Loan Agent has already paid such landlord), on a monthly basis all utilities, insurance, rent (at the then current rental rate) and all other maintenance and operating costs of such Term Loan Priority Collateral during the Use Period for any premises that the ABL Agent accesses, or on which tangible ABL Priority Collateral is stored (other than Books), to the extent that such rent or other amounts are not timely paid by a Grantor. In furtherance of the foregoing, ABL Agent shall indemnify, defend and hold harmless the Term Loan Agent and the other Term Loan Claimholders for any claims or causes of action, losses, expenses and damages (including all reasonable fees and charges of any counsel to the Term Loan Claimholders and all court costs an similar legal expenses) caused by the actions of the ABL Claimholders during the Use Period (or any of their respective employees, agents, advisers and representatives). The undertaking in this Section 3.9(c) will survive the Payment in Full of the Term Loan Priority Debt, termination of this Agreement and the resignation or replacement of the Term Loan Agent under the Term Loan Agreement.

(d)    Consistent with the definition of the term “Use Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law prior to the Payment in Full of ABL Priority Debt that prohibits ABL Agent from exercising any of its rights hereunder, then the Use Period granted to ABL Agent under this Section 3.9 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.9. The rights of Term Loan Agent under this Section 3.9 during the Use Period shall continue notwithstanding such foreclosure, sale or other disposition by ABL Agent.

(e)    Notwithstanding the termination of the Use Period, ABL Agent shall have the right to Dispose of any inventory that is branded or becomes branded, or produced through the use or other application of, any Intellectual Property, whether pursuant to the exercise by the ABL Agent of its rights pursuant to this Section 3.9 or otherwise, and to use such branded trademarks and tradenames in connection with the advertising and marketing of such Dispositions; and all such branded inventory shall constitute ABL Priority Collateral, and no Proceeds arising from any Disposition of any such ABL Priority Collateral shall be, or be deemed to be, attributable to Term Loan Priority Collateral.

3.10                            Sharing of Information and Access. In the event that ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any Books, ABL Agent shall, upon request from Term Loan Agent and as promptly as practicable thereafter, provide such Books to Term Loan Agent; ABL Agent may retain copies of such Books to use and to transfer in connection with the sale of any ABL Priority Collateral. Term Loan Agent will permit the ABL Agent to make copies of any Books and take possession of all documents of title for ABL Equipment necessary in connection with the sale of any ABL Priority Collateral.

3.11                            Tracing of and Priorities in Proceeds. Until the Payment in Full of ABL Priority Debt occurs, except with respect to (1) Term Loan Priority Collateral, (2) reasonably identifiable Proceeds thereof, (3) other Proceeds of Term Loan Priority Collateral identified by the Term Loan Agent to the ABL Agent in writing and (4) cash and cash equivalents held in the Term Loan Collateral Account (other than identifiable Proceeds of ABL Priority Collateral), the ABL Claimholders are hereby permitted to treat all cash, cash equivalents, money, collections and payments as ABL Priority Collateral to the extent deposited in or credited to any other Grantor’s deposit account or securities account that constitutes ABL Priority Collateral; provided, this consent shall not inure to the benefit of any of the Grantors or be deemed a waiver of or modification of any provision of the Term Loan Documents, including any provision requiring application of such Proceeds to repayment of the Term Loan Debt or otherwise in the manner provided for in the Term Loan Documents or any default or event of default that may result from any Grantor’s failure to comply with such requirements.

SECTION 4~~.~~ Proceeds.

4.1	Application of Proceeds.

(a)                Except as otherwise provided in Section 2.1, any ABL Priority Collateral, or Proceeds thereof, received in connection with any Enforcement Action or in connection with any Insolvency Proceeding involving a Grantor shall (at such time as such ABL Priority Collateral or Proceeds or other amounts have been monetized) be applied:

(i)              first, to the payment in full in cash of costs and expenses of ABL Agent in connection with such Enforcement Action or Insolvency Proceeding,

(ii)             second, to the Payment in Full of ABL Priority Debt, and in the case of payment of any revolving loans (other than pursuant to ABL DIP Financing except in connection with the consummation of a plan of reorganization), together with a concurrent permanent reduction of the ABL Priority Debt,

(iii)            third, to the payment in full in cash of costs and expenses of Term Loan Agent in connection with such Enforcement Action or Insolvency Proceeding,

(iv)	fourth, to the Payment in Full of Term Loan Priority Debt,

(v)            fifth, to the payment in full in cash of the Excess ABL Debt in accordance with the ABL Documents, and

(vi)           sixth, to the payment in full in cash of the Excess Term Loan Debt in accordance with the Term Loan Documents.

(b)               Notwithstanding the foregoing, if any Enforcement Action with respect to any Priority Collateral produces non-cash Proceeds, then if the Payment in Full of the Priority Debt related thereto has not occurred, such non-cash Proceeds shall be held by the Priority Agent as additional collateral and, at such time as such non-cash Proceeds are monetized by the Priority Agent, shall be applied in the order of application set forth above. The Priority Agent shall have no duty or obligation to Dispose of such non-cash Proceeds and may Dispose of such non-cash Proceeds or continue to hold such non-cash Proceeds, in each case, in its discretion; provided, that any non-cash Proceeds received by ABL Agent (other than any non-cash Proceeds received on account of any Term Loan Secured Claim) may be distributed by ABL Agent to the ABL Claimholders in full or partial satisfaction of ABL Priority Debt in an amount reasonably determined by ABL Agent acting at the direction of the requisite ABL Claimholders or as a court of competent jurisdiction may direct pursuant to a Final Order, including an order confirming a plan of reorganization in an Insolvency Proceeding. Prior to the Payment in Full of ABL Priority Debt, no receipt and application of any Collateral, or Proceeds thereof, received in the ordinary course of business or as a result of the exercise of dominion of funds under a control agreement (such Collateral, and the Proceeds thereof, “Ordinary Course Collections”) shall constitute an Enforcement Action for purposes of this Agreement unless the ABL Claimholders as a result of an ABL Default fail to fund advances or revolving loans to the Grantors (whether or not the conditions to funding are satisfied) for more than 5 consecutive Business Days unless Term Loan Agent otherwise consents to a different application. Ordinary Course Collections received by ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, pursuant to the ABL Credit Agreement.

(c)                Except as otherwise provided in Section 2.1, any Term Loan Priority Collateral, or Proceeds thereof, received in connection with any Enforcement Action or in connection with any Insolvency Proceeding involving a Grantor shall (at such time as such Term Loan Priority Collateral or Proceeds or other amounts have been monetized) be applied:

(i)              first, to the payment in full in cash of costs and expenses of Term Loan Agent in connection with such Enforcement Action or Insolvency Proceeding,

(ii)	second, to the Payment in Full of Term Loan Priority Debt,

(iii)            third, to the payment in full in cash of costs and expenses of ABL Agent in connection with such Enforcement Action or Insolvency Proceeding,

(iv)            fourth, to the Payment in Full of ABL Priority Debt, and in the case of payment of any revolving loans (other than pursuant to ABL DIP Financing except in connection with the consummation of a plan of reorganization), together with a concurrent permanent reduction of the ABL Priority Debt,

(v)             fifth, to the payment in full in cash of the Excess Term Loan Debt in accordance with the Term Loan Documents,

(vi)            sixth, to the payment in full in cash of the Excess ABL Debt in accordance with the ABL Documents.

(d)               Notwithstanding the foregoing, if any Enforcement Action with respect to the Term Loan Priority Collateral produces non-cash Proceeds, then such non-cash Proceeds shall be held by the Priority Agent as additional collateral and, at such time as such non-cash Proceeds are monetized, shall be applied by the Priority Agent in the order of application set forth above. Term Loan Agent shall have no duty or obligation to Dispose of such non-cash Proceeds and may Dispose of such non-cash Proceeds or continue to hold such non-cash Proceeds, in each case, in its discretion; provided, that any non-cash Proceeds received by Term Loan Agent (other than any non-cash Proceeds received on account of any ABL Secured Claim) may be distributed by Term Loan Agent to the Term Loan Claimholders in full or partial satisfaction of Term Loan Priority Debt in an amount reasonably determined by Term Loan Agent acting at the direction of the requisite Term Loan Claimholders or as a court of competent jurisdiction may direct pursuant to a Final Order, including an order confirming a plan of reorganization in an Insolvency Proceeding.

(e)                In the event that the ABL Agent or any other ABL Claimholder receives any payment or proceeds from the Subordinated Creditor pursuant to the terms of the Seller Subordination Agreement, so long as proceeds of ABL Priority Collateral was not utilized to pay the Subordinated Creditors, then such payment or proceeds shall immediately be turned over to the Term Loan Agent and applied in accordance with Section 4.1(c).

4.2	Turnover.

(a)                Unless and until the Payment in Full of ABL Priority Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against any Grantor) and except as otherwise provided in Section 2.1, any ABL Priority Collateral, or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any of the Term Loan Claimholders in connection with an Enforcement Action with respect to the Collateral by any of the Term Loan Claimholders, shall be segregated and held in trust and forthwith paid over to ABL Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. ABL Agent is hereby authorized to make any such endorsements as agent for the Term Loan Claimholders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of ABL Priority Debt.

(b)               Unless and until the Payment in Full of ABL Priority Debt has occurred and except as otherwise expressly provided in Sections 6.5 or 6.9, if a Grantor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by the Term Loan Claimholders (or any of them) on account of their Term Loan Secured Claims in respect of their interest in the ABL Priority Collateral in connection with such Insolvency Proceeding (unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of each class composed of the secured claims of the ABL Claimholders or otherwise provides for the Payment in Full of ABL Priority Debt), then such distribution shall be segregated and held in trust and forthwith paid over to ABL Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything in this Agreement to the contrary, Term Loan Claimholders may receive and retain any cash, debt, or equity securities on account of Term Loan Deficiency Claims or in respect of any other portion of their Term Loan Secured Claims that are not on account of their interest in the ABL Priority Collateral.

(c)                Unless and until the Payment in Full of Term Loan Priority Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against any Grantor) and except as otherwise provided in Section 2.1, any Term Loan Priority Collateral, or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3 received by any of the ABL Claimholders in connection with an Enforcement Action with respect to the Collateral by any of the ABL Claimholders, shall be segregated and held in trust and forthwith paid over to Term Loan Agent for the benefit of the Term Loan Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Term Loan Agent is hereby authorized to make any such endorsements as agent for the ABL Claimholders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of Term Loan Priority Debt.

(d)               Unless and until the Payment in Full of Term Loan Priority Debt has occurred and except as otherwise expressly provided in Sections 6.5 or 6.9, if a Grantor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by the ABL Claimholders (or any of them) on account of their ABL Secured Claims in respect of their interest in the Term Loan Priority Collateral in connection with such Insolvency Proceeding (unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of each class composed of the secured claims of the Term Loan Claimholders or otherwise provides for the Payment in Full of Term Loan Priority Debt), then such distribution shall be segregated and held in trust and forthwith paid over to Term Loan Agent for the benefit of the Term Loan Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything in this Agreement to the contrary, ABL Claimholders may receive and retain any cash, debt, or equity securities on account of ABL Deficiency Claims or in respect of any other portion of their ABL Secured Claims that are not on account of their interest in the Term Loan Priority Collateral.

(e)                Term Loan Agent agrees that if, at any time, all or part of any payment with respect to any ABL Priority Debt secured by any ABL Priority Collateral previously made shall be rescinded for any reason whatsoever, it will upon request promptly pay over to ABL Agent any payment received by it in respect of any such ABL Priority Collateral and shall promptly turn any such ABL Priority Collateral then held by it over to ABL Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such ABL Priority Debt.

(f)                 ABL Agent agrees that if, at any time, all or part of any payment with respect to any Term Loan Priority Debt secured by any Term Loan Priority Collateral previously made shall be rescinded for any reason whatsoever, it will upon request promptly pay over to Term Loan Agent any payment received by it in respect of any such Term Loan Priority Collateral and shall promptly turn any such Term Loan Priority Collateral then held by it over to Term Loan Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such Term Loan Priority Debt.

4.3              No Subordination of the Relative Priority of Claims. Anything to the contrary contained herein notwithstanding, the subordination of the Liens of the Term Loan Claimholders in respect of the ABL Priority Collateral to the Liens of the ABL Claimholders therein and of the Liens of the ABL Claimholders in respect of the Term Loan Priority Collateral to the Liens of the Term Loan Claimholders therein as set forth herein is with respect to the priority of their respective Liens in and to the Collateral held by or on behalf of them only and shall not constitute a subordination in right of payment of the Term Loan Debt to the ABL Debt or a subordination in right of payment of the ABL Debt to the Term Loan Debt.

4.4              Non-Lienable Assets. Notwithstanding anything to the contrary contained herein (including Section 4.3), if any assets, licenses, rights, or privileges of any Grantor are incapable of being the subject of a Lien in favor of a secured party including because of restrictions under applicable law, the nature of the rights or interests of such Grantor, or the absence of a consent to such Lien by a third party, and irrespective of whether the applicable collateral documents attempt (or purport) to encumber such assets, licenses, rights, or privileges (the “Inalienable Interests”), then ABL Agent and Term Loan Agent agree that any distribution or recovery that the ABL Claimholders or the Term Loan Claimholders may receive with respect to, or that is allocable to, the value of any such Inalienable Interests, or any Proceeds thereof, whether received in their capacity as unsecured creditors or otherwise, shall be turned over and applied in accordance with Section 4.1 and 4.2 as if such distribution or recovery were, or were on account of, Collateral or the Proceeds of Collateral. With respect to Inalienable Interests that would be of the same type as the ABL Priority Collateral if such Inalienable Interests were able to be included in the Collateral, until the Payment in Full of ABL Priority Debt occurs, Term Loan Agent hereby appoints ABL Agent, and any officer or agent of ABL Agent, with full power of substitution, as the attorney-in- fact of each of the Term Loan Claimholders for the limited purpose of carrying out the provisions of this Section 4.4 and taking any action and executing any instrument that ABL Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.4, which appointment is irrevocable and coupled with an interest. With respect to Inalienable Interests that would be of the same type as the Term Loan Priority Collateral if such Inalienable Interests were able to be included in the Collateral, until the Payment in Full of Term Loan Priority Debt occurs, ABL Agent hereby appoints Term Loan Agent, and any officer or agent of Term Loan Agent, with full power of substitution, the attorney-in-fact of each of the ABL Claimholders for the limited purpose of carrying out the provisions of this Section 4.4 and taking any action and executing any instrument that Term Loan Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.4, which appointment is irrevocable and coupled with an interest.

4.5              Application of Payments. Subject to the other terms of this Agreement, all payments received (not in violation of this Agreement) by (a) the ABL Claimholders may be applied, reversed, and reapplied, in whole or in part, to the ABL Priority Debt to the extent provided for in the ABL Documents, and (b) the Term Loan Claimholders may be applied, reversed, and reapplied, in whole or in part, to the Term Loan Priority Debt to the extent provided for in the Term Loan Documents.

4.6              Revolving Nature of ABL Debt. Term Loan Agent, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Debt that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed subject to the terms hereof.

4.7              Voluntary and Mandatory Prepayments of the Term Loan Debt. Neither Borrowers nor any Guarantor shall make any (a) voluntary prepayment of the Term Loan Debt or the term debt included in ABL Debt, unless (i) no Default (as defined in the ABL Credit Agreement) and no ABL Default has occurred and is continuing or would immediately result therefrom, (ii) with respect to a voluntary prepayment of term debt included in the ABL Debt, no Default (as defined in the Term Loan Agreement) and no Term Loan Default has occurred and is continuing or would immediately result therefrom and (iii) after giving effect to any such voluntary prepayment, Excess Availability exceeds $3,000,000, or (b) mandatory prepayment of the Term Loan Debt from Excess Cash Flow (as defined in the Term Loan Agreement in effect on the date hereof) unless (i) no Default (as defined in the ABL Credit Agreement) and no ABL Default has occurred and is continuing or would immediately result therefrom, and (ii) after giving effect to such voluntary prepayment, Excess Availability exceeds $750,000; provided, that, to the extent Loan Parties were not permitted to make a mandatory prepayment described in this clause (b) because such conditions were not met, then the Loan Parties shall be obligated to make (and the Term Loan Claimholders shall be permitted to accept) such payments on the next Business Day that such conditions are satisfied so long as for the 30 day period ending on the date of such prepayment, Excess Availability has exceeded the sum of $750,000. In accepting any prepayment, all ABL Claimholders and all Term Loan Claimholders shall be permitted to rely on a certificate from Holdings certifying as to the satisfaction of the applicable condition regarding Excess Availability, and to the extent Excess Availability is in fact less than the required levels above, the ABL Claimholders and the Term Loan Claimholders shall have no obligation to turn over any such prepayment and no liability for accepting such prepayment when accepted in reliance on such certificate.

4.8              Payments on Warrant Obligations. Neither the Borrowers nor any Guarantor shall make any cash payment under the Warrants or the Warrant Letter (as defined in the Term Loan Agreement) including, without limitation, in connection with the exercise of either of the Warrants and/or a sale to Holdings of the corresponding Equity Interests (as defined in the Term Loan Credit Agreement) issuable in connection therewith, pursuant to a sale of any Warrant to Holdings, pursuant to a payment of the Buy-In Price (as defined in any Warrant) or similar obligations, in each case, unless the Payment Conditions have been satisfied.

SECTION 5~~.~~ Releases; Dispositions; Other Agreements.

5.1	Releases.

(a)    Prior to the Payment in Full of any Priority Debt and subject to the other specific provisions of this Agreement including Section 5.1(e), the Priority Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Priority Collateral pursuant to the terms of the applicable Documents or in accordance with the provisions of this Agreement, in each case without any consultation with or consent of any of the Junior Claimholders.

(b)    If, in connection with an Enforcement Action by the Priority Agent as provided for in Section 3 and prior to the Payment in Full of the related Priority Debt, the Priority Agent releases any of its Liens on any part of the Priority Collateral (or such Liens are released by operation of law), then the Liens of the Junior Agent on such Priority Collateral, shall be automatically, unconditionally, and simultaneously released to the extent, and only to the extent, the Priority Agent has released its Liens in such Priority Collateral.

(c)    If, in connection with any Disposition of any Priority Collateral permitted under the terms of the ABL Documents and the Term Loan Documents, each as in effect as of the date hereof, the Priority Agent releases any of its Liens on the portion of the Priority Collateral that is the subject of such Disposition, then the Liens of the Junior Agent on such Priority Collateral shall be automatically, unconditionally, and simultaneously release so long as the net cash Proceeds of any such Default Disposition are applied in accordance with Section 4.1(a) (as if they were Proceeds received in connection with an Enforcement Action).

(d)    In the event of any private or public Disposition of all or any material portion of the Priority Collateral by one or more Grantors with the consent of the Priority Agent after the occurrence and during the continuance of an Event of Default (and prior to the Payment in Full of the Priority Debt), including any Disposition contemplated by Section 9-620 of the UCC, which Disposition is conducted by such Grantors with the consent of the Priority Agent in connection with good faith efforts by the Priority Agent to collect the Priority Debt through the Disposition of Priority Collateral (any such Disposition, an “Default Disposition”), then the Liens of the Junior Agent shall be automatically, unconditionally, and simultaneously released so long as (i) such Default Disposition is conducted by the applicable Grantor(s) in a commercially reasonable manner (as if such Disposition were a disposition of collateral by a secured party in accordance with the UCC) and in accordance with applicable law, (ii) the Priority Agent also releases its Liens on such Priority Collateral, and (iii) the net cash Proceeds of any such Default Disposition are applied in accordance with Section 4.1(a) (as if they were Proceeds received in connection with an Enforcement Action).

(e)    To the extent that the Liens of the Junior Agent in and to any Priority Collateral are to be released as provided in this Section 5.1,

(i)                                           The Junior Agent shall promptly, upon the written request of the Priority Agent, at the joint and several expense of the Grantors, execute and deliver such release documents and confirmations of the authorization to file UCC amendments, in each case, as the Priority Agent may reasonably require in connection with such Disposition to evidence and effectuate such release; provided, that any such release or UCC amendment by the Junior Agent shall not extend to or otherwise affect any of the rights, if any, of Agent to the Proceeds from any such Disposition of any Collateral,

(ii)                                        from and after the time that the Liens of the Priority Agent in and to such Priority Collateral are released, the Junior Agent shall be automatically and irrevocably deemed to have authorized the Priority Agent to file UCC amendments releasing the Priority Collateral subject to such Disposition,

(iii)                                     the Junior Claimholders shall be deemed to have consented under the applicable Documents to such Disposition to the same extent as the consent of the Priority Claimholders, and

(iv)                                     in accordance with the provisions of applicable law, the Liens of the Junior Agent shall automatically attach to any Proceeds of any Collateral subject to any such Disposition to the extent not used to repay Priority Debt.

(f)    Until the Payment in Full of the applicable Priority Debt occurs, the Junior Agent hereby irrevocably constitutes and appoints the Priority Agent and any officer or agent of the Priority Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Junior Agent or in the Priority Agent’s own name, from time to time in the Priority Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action with respect to the Priority Collateral and to execute and deliver any and all documents and instruments with respect thereto that may be necessary to accomplish the purposes of this Section 5.1, including any financing statement amendments (form UCC-3) or any other endorsements or other instruments of transfer or release with respect to the Priority Collateral; provided that all such actions must be made without recourse or warranty to the Junior Claimholders and the expenses of the Junior Agent shall have been reimbursed by the Grantors.

(g)    To the extent any Claimholders (i) have released any Lien on their Collateral or any Grantor with respect to their Debt, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor or obtain a guaranty from any Grantor of their Debt, then other Claimholders shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor of their Debt, as the case may be.

5.2	Insurance.

(a)    Unless and until the Payment in Full of ABL Priority Debt has occurred:~~(i)~~  (i) ABL Agent shall have the sole and exclusive right, subject to the rights of Grantors under the ABL Documents, to adjust and settle any claim under any insurance policy (other than business interruption) or any trade credit insurance policy in each case, in respect of the ABL Priority Collateral in the event of any loss thereunder (collectively, the “ABL Insured Claims”); and (ii) all proceeds of any such insurance policy (other than business interruption) or any trade credit insurance policy with respect to an insured claim on ABL Priority Collateral shall be paid, subject to the rights of Grantors under the ABL Documents and the Term Loan Documents, first to ABL Claimholders and Term Loan Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the Grantors, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct. If any Term Loan Claimholders shall, at any time, receive any proceeds of any such insurance policy or any trade credit insurance policy in contravention of this Section 5.2(a), it shall pay such proceeds over to ABL Agent in accordance with the terms of Section 4.2.

(b)    Unless and until the Payment in Full of Term Loan Priority Debt has occurred: (i) the Term Loan Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the Term Loan Documents, to adjust and settle any claim under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation, expropriation or similar proceeding (or any deed in lieu of condemnation and/or expropriation) other than ABL Insured Claims and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation and/or expropriation) shall be paid, subject to the rights of Grantors under the Term Loan Documents and the ABL Documents, first to the Term Loan Claimholders and the ABL Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the Grantors, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct. If any ABL Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2(b), it shall pay such proceeds over to Term Loan Agent in accordance with the terms of Section 4.2.

(c)    In the event that any Proceeds are derived from any insurance policy that covers ABL Priority Collateral and Term Loan Priority Collateral, ABL Agent and Term Loan Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Documents and the Term Loan Documents) any claim under the relevant insurance policy.

(d)    To effectuate the foregoing, Grantors shall provide ABL Agent and Term Loan Agent with separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

(e)    Notwithstanding anything contained in this Agreement to the contrary, in the event that any Proceeds derived from any insurance policy includes both ABL Priority Collateral and Term Loan Priority Collateral, if the ABL Agent and Term Loan Agent are unable to agree in writing upon an allocation of such Proceeds which does not result in Payment in Full of ABL Priority Debt and the Payment in Full of Term Loan Priority Debt, then the ABL Agent and the Term Loan Agent shall use commercially reasonable efforts in good faith to negotiate a proper allocation of such Proceeds as between ABL Priority Collateral and Term Loan Priority Collateral and if no such agreement occurs, then such allocations will be as determined by a Final Order.

5.3	Amendments; Refinancings.

(a)    The ABL Documents may be amended, supplemented, waived or otherwise modified in accordance with their terms and the ABL Debt may be Refinanced, in each case without notice to, or the consent of, the Term Loan Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, that, in the case of a Refinancing, the holders of such Refinancing debt shall have bound themselves (in a writing addressed to Term Loan Agent) to the terms of this Agreement; provided further, that any such amendment, supplement, modification, waiver or Refinancing shall not, without the prior written consent of Term Loan Agent (which it shall be authorized to consent to based upon an affirmative vote of the Term Loan Claimholders holding no more than a majority of the debt under the Term Loan Agreement):

(i)	contravene the provisions of this Agreement;

(ii)                                        increase the “Applicable Margin” or similar component of the interest rate (including any “floor”) by more than 3.00 percentage points per annum (excluding increases resulting from (A) increases in the underlying reference rate not caused by an amendment, supplement, modification or Refinancing of the ABL Credit Agreement, (B) the application of the pricing grid set forth in the ABL Credit Agreement as in effect on the date hereof, or (C) the accrual of interest at the default rate set forth in the ABL Credit Agreement as in effect on the date hereof);

(iii)                                     change to earlier dates any dates upon which payments of principal or interest are due thereon or extend the scheduled final maturity date of the ABL Debt beyond the scheduled maturity date of the Term Debt set forth in the Term Loan Documents;

(iv)                                     modify (or have the effect of a modification of) the mandatory prepayment, redemption or defeasance provisions of the ABL Credit Agreement or any ABL Document in a manner that makes them more restrictive to Grantors than as in effect on the date hereof (other than such modifications that permit payments to permanently reduce the Term Loan Debt or with respect to a Disposition of ABL Priority Collateral after an ABL Default); or

(v)                                        change any covenants, defaults, or events of default under the ABL Credit Agreement or any other ABL Document (including the addition of covenants, defaults, or events of default not contained in the ABL Credit Agreement or other ABL Documents as in effect on the date hereof) to restrict any Grantor from making payments of the Term Loan Debt that would otherwise be permitted under the ABL Documents as in effect on the date hereof.

(b)    The Term Loan Documents may be amended, supplemented, waives or otherwise modified in accordance with their terms and the Term Loan Debt may be Refinanced, in each case without notice to, or the consent of, any of the ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, that, in the case of a Refinancing, the holders of such Refinancing debt shall have bound themselves (in a writing addressed to ABL Agent) to the terms of this Agreement; provided further, that any such amendment, supplement, modification, or waiver or Refinancing shall not, without the prior written consent of ABL Agent (which it shall be authorized to consent to based upon an affirmative vote of the ABL Claimholders holding no more than a majority of the ABL Debt):

(i)	contravene the provisions of this Agreement;

(ii)                   increase the “Applicable Margin” or similar component of the cash pay portion of any interest rate by more than 3.00 percentage points per annum (excluding increases resulting from (A) increases in the underlying reference rate not caused by an amendment, supplement, modification or Refinancing of the Term Loan Agreement, (B) the application of the pricing grid set forth in the Term Loan Agreement as in effect on the date hereof, or (C) the accrual of interest at the default rate set forth in the Term Loan Credit Agreement as in effect on the date hereof);

(iii)                  change to earlier dates any dates upon which payments of principal or interest are due thereon or shorten the final maturity date of the Term Debt to be due within six (6) months of the scheduled maturity date of the ABL Debt;

(iv)                 change any covenants, defaults, or events of default under the Term Loan Agreement or any other Term Loan Document (including the addition of covenants, defaults, or events of default not contained in the Term Loan Agreement or other Term Loan Documents as in effect on the date hereof) to restrict any Grantor from making payments of the ABL Debt that would otherwise be permitted under the Term Loan Documents as in effect on the date hereof; or

(v)                  modify (or have the effect of a modification of) the mandatory prepayment, redemption or defeasance provisions of the Term Loan Agreement or any Term Loan Document in a manner that makes them more restrictive to Grantors (other than such modifications that permit payments to permanently reduce the ABL Debt or with respect to a Disposition of Term Loan Priority Collateral after a Term Loan Default has occurred and is continuing).

5.4	Bailee for Perfection.

(a)    ABL Agent and Term Loan Agent each agree to hold that part of the Collateral that is in its possession (or in the possession of its agents or bailees), to the extent that possession is necessary to perfect a Lien thereon under the UCC or other applicable law (such possessory Collateral being referred to as the “Pledged Collateral”), as gratuitous bailee and as a non-fiduciary representative for Term Loan Agent or ABL Agent, as applicable, solely for the purpose of perfecting the security interest granted under the Term Loan Documents or the ABL Documents, as applicable, subject to the terms and conditions of this Section 5.4. Term Loan Agent hereby appoints ABL Agent as its gratuitous bailee and non-fiduciary representative for the purposes of perfecting their security interest in all Pledged Collateral in which ABL Agent has a perfected security interest under the UCC. ABL Agent hereby appoints Term Loan Agent as its gratuitous bailee and non-fiduciary representative for the purposes of perfecting their security interest in all Pledged Collateral in which Term Loan Agent has a perfected security interest under the UCC. Each of ABL Agent and Term Loan Agent hereby accept such appointments pursuant to this Section 5.4 Subject to Sections 2.1 and 4 and unless and until the Payment in Full of ABL Priority Debt, Term Loan Agent agrees to promptly notify ABL Agent of any Pledged Collateral constituting ABL Priority Collateral held by it or by any other Term Loan Claimholder, and, immediately upon the request of ABL Agent to deliver to ABL Agent any such Pledged Collateral, together with any necessary endorsements (or otherwise allow ABL Agent to obtain possession of such Pledged Collateral) for Disposition and distribution of Proceeds in accordance with Sections 2 and 4. Subject to Sections 2.1 and 4 and unless and until the Payment in Full of Term Loan Priority Debt and payment in full in cash of all Excess Term Loan Debt, ABL Agent agrees to promptly notify Term Loan Agent of any Pledged Collateral constituting Term Loan Priority Collateral held by it or by any other ABL Claimholder, and, immediately upon the request of Term Loan Agent to deliver to Term Loan Agent any such Pledged Collateral held by it or by any other ABL Claimholder, together with any necessary endorsements (or otherwise allow Term Loan Agent to obtain possession of such Pledged Collateral) for Disposition and distribution of Proceeds in accordance with Sections 2.1 and 4.

(b)    ABL Agent shall have no obligation whatsoever to any of the Term Loan Claimholders to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. Term Loan Agent shall have no obligation whatsoever to any of the ABL Claimholders to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. The duties or responsibilities of ABL Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 5.4 and delivering any Pledged Collateral in its possession (or in the possession of its agents or bailees) upon a Payment in Full of ABL Priority Debt as provided in Section 5.6. The duties or responsibilities of Term Loan Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee and non- fiduciary representative in accordance with this Section 5.4 and delivering any Pledged Collateral in its possession (or in the possession of its agents or bailees) as provided in Section 5.6.

(c)    ABL Agent, in acting pursuant to this Section 5.4, shall not have, or be deemed to have, a fiduciary relationship in respect of any of the Term Loan Claimholders. Term Loan Agent, in acting pursuant to this Section 5.4, shall not have, or be deemed to have, a fiduciary relationship in respect of any of the ABL Claimholders.

5.5              When Payment in Full of ABL Priority Debt or Payment in Full of Term Loan Priority Debt Deemed to Not Have Occurred.

(a)    If any Borrower enters into any Refinancing of the ABL Debt that is intended to be secured by the ABL Priority Collateral on a first priority basis, then a Payment in Full of ABL Priority Debt shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such ABL Debt shall be treated as ABL Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and ABL Agent under the ABL Documents effecting such Refinancing shall be ABL Agent for all purposes of this Agreement. ABL Agent under such ABL Documents shall agree (in a writing addressed to Term Loan Agent) to be bound by the terms of this Agreement.

(b)    If Borrowers enter into any Refinancing of the Term Loan Debt that is intended to be secured by the Term Loan Priority Collateral on a first priority basis, then a Payment in Full of Term Loan Priority Debt shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Term Loan Debt shall be treated as Term Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Term Loan Agent under the Term Loan Documents effecting such Refinancing shall be Term Loan Agent for all purposes of this Agreement. Term Loan Agent under such Term Loan Documents shall agree (in a writing addressed to ABL Agent) to be bound by the terms of this Agreement.

5.6	Transfer of Pledged Collateral; Other Actions.

(a)    Subject to Sections 2.1 and 4 and upon the Payment in Full of ABL Priority Debt, ABL Agent hereby agrees to the extent permitted by applicable law, upon the written request of Term Loan Agent (with all costs and expenses in connection therewith to be for the account of Term Loan Agent and to be paid by Grantors):

(i)                                           ABL Agent shall, without recourse or warranty, take commercially reasonable steps to transfer the possession of the Pledged Collateral, if any, then in its possession to Term Loan Agent, except in the event and to the extent (A) such Collateral is sold, liquidated, or otherwise disposed of by any of the ABL Claimholders or by a Grantor as provided herein in full or partial satisfaction of any of the ABL Priority Debt or (B) it is otherwise required by any order of any court or other governmental authority or applicable law; and

(ii)                                        in connection with the terms of any collateral access agreement, whether with a landlord, processor, warehouseman, or other third party or any control agreement, ABL Agent shall notify the other parties thereto that it no longer has rights as secured party thereunder.

(b)    Subject to Sections 2.1 and 4 and upon the Payment in Full of the Term Loan Priority Debt, the Term Loan Agent hereby agrees to the extent permitted by applicable law, upon the written request of the ABL Agent (with all costs and expenses in connection therewith to be for the account of ABL Agent and to be paid by Grantors):

(i)                                           Term Loan Agent shall, without recourse or warranty, take commercially reasonable steps to transfer the possession of the Pledged Collateral, if any, then in its possession to ABL Agent, except in the event and to the extent (A) such Collateral is sold, liquidated, or otherwise disposed of by any of the Term Loan Claimholders or by a Grantor as provided herein in full or partial satisfaction of any of the Term Loan Priority Debt or (B) it is otherwise required by any order of any court or other governmental authority or applicable law; and

(ii)                                        in connection with the terms of any collateral access agreement, whether with a landlord, processor, warehouseman, or other third party or any control agreement, Term Loan Agent shall notify the other parties thereto that it no longer has rights as secured party thereunder.

(c)    The foregoing provisions shall not impose on any of the ABL Claimholders or any of the Term Loan Claimholders any obligations that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other governmental authority or any applicable law or give rise to risk of legal liability.

SECTION 6~~.~~ Insolvency Proceedings.

6.1                                Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the Claimholders in or to any distributions from or in respect of any Collateral, or Proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code (or any similar Bankruptcy Law).

6.2	Financing.

(a)    Until the Payment in Full of ABL Priority Debt, if any Grantor shall be subject to any Insolvency Proceeding and if ABL Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code (or similar Bankruptcy Law)) constituting ABL Priority Collateral (herein, “ABL Cash Collateral”), or consents to such Grantor obtaining financing from any of the ABL Claimholders, provided under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law secured solely by a Lien on such ABL Priority Collateral (such financing, an “ABL DIP Financing”), and if such ABL Cash Collateral use or ABL DIP Financing, as applicable, meets the applicable ABL DIP Financing Conditions, then Term Loan Agent unconditionally agrees that it will consent as a secured creditor to such ABL Cash Collateral use and will raise no objection as a secured creditor to such ABL DIP Financing, as applicable, and, if ABL DIP Financing is involved, Term Loan Agent will subordinate its Liens in the ABL Priority Collateral (and in any other assets (other than Term Loan Priority Collateral) of the Grantors that may serve as collateral (including avoidance actions or the proceeds thereof) for such ABL DIP Financing) to the Liens securing such ABL DIP Financing so long as the Term Loan Agent is not prohibiting from seeking adequate protection as contemplated by Section 6.5. Term Loan Agent agrees that it shall not, and nor shall any of the Term Loan Claimholders, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien on the ABL Priority Collateral senior to or pari passu with the Liens securing the ABL Priority Debt. If, in connection with any ABL Cash Collateral use or ABL DIP Financing, any Liens on the ABL Priority Collateral held by the ABL Claimholders to secure the ABL Debt are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States Trustee, then the Liens on the ABL Priority Collateral of the Term Loan Claimholders securing the Term Loan Priority Debt shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the ABL Priority Collateral of the ABL Claimholders consistent with this Agreement. The foregoing to the contrary notwithstanding but subject to Section 2.2, the Term Loan Claimholders may oppose or raise any objections to such use of ABL Cash Collateral or ABL DIP Financing that could be raised by a creditor of Grantors whose claims are not secured by Liens on ABL Priority Collateral, provided that such opposition or objections are not based on their status as secured creditors.

(b)    Until the Payment in Full of Term Loan Priority Debt, if any Grantor shall be subject to any Insolvency Proceeding and if Term Loan Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code (or similar Bankruptcy Law)) constituting Term Loan Priority Collateral (herein, “Term Loan Cash Collateral”), or consents to such Grantor obtaining financing from the Term Loan Claimholders provided under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law secured by a Lien on such Term Loan Priority Collateral (such financing, a “Term Loan DIP Financing”), and if such Term Loan Cash Collateral use or Term Loan DIP Financing, as applicable, meets the applicable Term Loan DIP Financing Conditions, then ABL Agent unconditionally agrees that it will consent as a secured creditor to such Term Loan Cash Collateral use and will raise no objection as a secured creditor to such Term Loan DIP Financing, as applicable, and, if Term Loan DIP Financing is involved, ABL Agent will subordinate its Liens in the Term Loan Priority Collateral (and in any other assets other than ABL Priority Collateral of the Grantors that may serve as collateral (including avoidance actions or the proceeds thereof) for such Term Loan DIP Financing) to the Liens securing such Term Loan DIP Financing so long as the ABL Agent is not prohibiting from seeking adequate protection as contemplated by Section 6.5. ABL Agent agrees that it shall not, and nor shall any of the ABL Claimholders, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien on the Term Loan Priority Collateral that is senior to or pari passu with the Liens securing the Term Loan Priority Debt. If, in connection with any Term Loan Cash Collateral use or Term Loan DIP Financing, any Liens on the Term Loan Priority Collateral held by the Term Loan Claimholders to secure the Term Loan Debt are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States Trustee, then the Liens on the Term Loan Priority Collateral of the ABL Claimholders securing the ABL Debt shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Term Loan Priority Collateral of the Term Loan Claimholders consistent with this Agreement. The foregoing to the contrary notwithstanding but subject to Section 2.2, the ABL Claimholders may oppose or raise any objections to use of Term Loan Cash Collateral or Term Loan DIP Financing that could be raised by a creditor of Grantors whose claims are not secured by Liens on Term Loan Priority Collateral, provided that such opposition or objections are not based on their status as secured creditors.

(c)    All Liens granted to ABL Agent or Term Loan Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement.

6.3                                Sales. Each Junior Agent agrees that it will consent to, and will not object or oppose, or support, directly or indirectly, any other person seeking to object or oppose, a motion by a Grantor that is supported by the Priority Agent to Dispose of any of its Priority Collateral free and clear of the Liens of the Junior Agent under Section 363 or 1129 of the Bankruptcy Code (or under any similar provision of any applicable Bankruptcy Law) if (a) the Priority Agent has consented to the sale of such Collateral free and clear of the Liens of the Priority Agent, (b) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of the Junior Claimholders under Section 363(k) of the Bankruptcy Code or similar provision of any applicable Bankruptcy Law (so long as the right of the Junior Claimholders to offset their claims against the purchase price only arises after the Priority Debt has been paid in full in cash), and~~(c)~~  (c) either (i) pursuant to court order, the Liens of the Junior Agent attach to the net Proceeds of the Disposition with the same priority and validity as the Liens held by such Junior Agent on such Priority Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the Proceeds of the Disposition are applied to permanently reduce the ABL Priority Debt or Term Loan Priority Debt, as applicable, in accordance with Section 4.1. The foregoing to the contrary notwithstanding but subject to Section 2.2, the Junior Claimholders may oppose or raise any objections to such Disposition of such Priority Collateral that could be raised by a creditor of Grantors whose claims are not secured by Liens on such Priority Collateral, provided that such opposition or objections are not based on their status as secured creditors (without limiting the foregoing, the Junior Claimholders may not oppose or raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Bankruptcy Law) with respect to the Liens granted to the Junior Agent in respect of such assets).

6.4                                Relief from the Automatic Stay. Until the Payment in Full of Priority Debt has occurred, Junior Agent agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any Priority Collateral, without the prior written consent of Priority Agent; provided, that Junior Agent may seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of such Priority Collateral if and to the extent that Priority Agent has obtained relief from or modification of such stay in respect of the Priority Collateral, or (b) oppose any request by the Priority Agent or any Priority Claimholder to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any Priority Collateral.

6.5	Adequate Protection. In any Insolvency Proceeding involving a Grantor,

(a)    each Junior Claimholder agrees that it shall not object to or contest, or support any other person objecting or contesting (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to do so):

(i)     any request by any Priority Claimholder with respect to any Priority Collateral prior to the applicable Payment in Full of Priority Debt, for “adequate protection” (within the meaning of such term under the Bankruptcy Code and any similar concept under applicable Bankruptcy Law) of its interest in the Priority Collateral, including a request for replacement or additional Liens on post-petition assets of the same type as such Priority Collateral; provided, any ABL Claimholder, solely in its capacity as a Priority Claimholder, may object to adequate protection in the form of cash payments to the extent such payment is sought to be paid from ABL Priority Collateral or the Proceeds thereof and any Term Loan Claimholder, solely in its capacity as a Priority Claimholder, may object to adequate protection in the form of cash payments to the extent such payment is sought to be paid from Term Loan Priority Collateral or the Proceeds thereof;

(ii)    as applicable any (A) objection by any Priority Claimholder to any motion, relief, action, or proceeding based on such Priority Claimholders claiming a lack of adequate protection with respect to its Liens in their Priority Collateral, or (B) request by any of the Priority Claimholders for relief from the automatic stay with respect to its Priority Collateral.

(b)    if any Priority Claimholder is granted adequate protection with respect to its rights in the Priority Collateral in the form of an additional or replacement Lien with respect to assets of the type included in such Priority Collateral, then Priority Agent agrees that Junior Agent shall also be entitled to seek, without objection from the Priority Claimholders, adequate protection in the form of an additional or replacement Lien with respect to the assets that are the subject of the Priority Claimholder’s additional or replacement Lien, which additional or replacement adequate protection Lien of the Junior Agent, if obtained, shall be subordinate to the adequate protection Liens in and to such assets securing the Priority Debt on the same basis as the other Liens securing the Junior Debt on the Junior Priority Collateral are subordinated to the Liens on the Priority Collateral securing the Priority Debt under this Agreement;

(c)    no Junior Claimholder may seek adequate protection with respect to its rights in the Priority Collateral except for adequate protection in the form of an additional or replacement Lien in and to existing or future assets of Grantors, and Junior Agent agrees that Priority Agent shall also be entitled to seek, without objection from the Junior Claimholders, a senior adequate protection Lien in and to such existing or future assets of Grantors as security for the Priority Debt and that any adequate protection Lien in and to the Priority Collateral securing the Junior Debt shall be subordinated to such senior adequate protection Lien in and to the Priority Collateral securing the Priority Debt on the same basis as the other Liens securing the Junior Debt are subordinated to the Liens on the Priority Collateral securing the Priority Debt under this Agreement;

(d)    any adequate protection granted in favor of any Priority Claimholder in the form of a superpriority or other administrative expense claim and any claim in favor of any Priority Claimholder arising under Section 507(b) of the Bankruptcy Code (or similar Bankruptcy Law) (“Senior 507(b) Claims”), shall be pari passu with the grant of adequate protection in favor of the other Priority Claimholders in the form of a superpriority or other administrative expense claim and any Senior 507(b) Claims in favor of such other Priority Claimholders;

(e)    any claim arising under Section 507(b) of the Bankruptcy Code in favor of any Junior Claimholder shall be pari passu with the claims arising under Section 507(b) of the Bankruptcy Code (or similar Bankruptcy Law) in favor of the other Junior Claimholders (collectively, “Junior 507(b) Claims”), all Junior 507(b) Claims shall be junior and subordinate in right of payment to the Senior 507(b) Claims, and the holders of the Junior 507(b) Claims agree that, in connection with any plan of reorganization in such Insolvency Proceeding, such Junior 507(b) Claims may be paid in any combination of cash, securities, or other property having a present value equal to the amount of such Junior 507(b) Claims as of the effective date of confirmation of such plan;

(f)    No Junior Claimholder shall object to, oppose, or challenge the determination of the extent of any Liens held by any of the Priority Claimholders, the value of Collateral securing any claims of Priority Claimholders under Section 506(a) of the Bankruptcy Code or any claim by any Priority Claimholder for allowance of Priority Debt consisting of post- petition interest, fees, or expenses.

6.6                                Specific Sections of the Bankruptcy Code. The Junior Claimholders shall not object to, oppose, support any objection, or take any other action to impede, the right of any Priority Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code (or similar provision of Bankruptcy Law). The Junior Claimholders waive any claim they may hereafter have against any Priority Claimholder arising out of the election by any Priority Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code (or similar provision of Bankruptcy Law). The Junior Claimholders agree that they will not, directly or indirectly, assert or support the assertion of, and hereby waive any right that they may have to assert or support the assertion of any claim under Section 506(c) or the “equities of the case” exception of Section 552(b) of the Bankruptcy Code (or similar provisions of Bankruptcy Law) as against any Priority Claimholder or with respect to any of the Priority Collateral to the extent securing the Priority Debt; provided, that nothing herein shall restrict the holder of any DIP Financing from having, or seeking to have, such DIP Financing repaid, in whole or in part, from the proceeds of the assertion of any claim under Section 506(c) of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law).

6.7	No Waiver; Limitation.

(a)    Subject to Sections 3.1(a), 3.2(a), and the other provisions of Section 6, nothing contained herein shall prohibit or in any way limit any Agent or any other Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by the other Agent or any other Claimholder, including the seeking by the other Agent or any other Claimholder of adequate protection or the assertion by the other Agent or any other Claimholder of any of its rights and remedies under the Term Loan Documents or the ABL Documents, as applicable.

6.8                                Avoidance Issues. If any Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge, or otherwise pay to the estate of any Grantor any amount paid in respect of the Debt of such Claimholder (or if any Claimholder elects to do so upon the advice of counsel) (a “Recovery”), then such Claimholder shall be entitled to a reinstatement of the applicable Debt with respect to all such amounts, and all rights, interests, priorities, and privileges recognized in this Agreement shall apply with respect to any such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.9	Plan of Reorganization.

(a)    If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan, compromise or arrangement, both on account of ABL Debt and on account of Term Loan Debt, then, to the extent the debt obligations distributed on account of the ABL Debt and on account of the Term Loan Debt are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)    The provisions of Section 1129(b)(1) of the Bankruptcy Code (or similar Bankruptcy Law) notwithstanding, the Claimholders agree that they will not propose, support, or vote in favor of any plan of reorganization, compromise, arrangement or similar proposal of a Grantor that is inconsistent with the priorities or other provisions of this Agreement.

SECTION 7~~.~~ Reliance; Waivers; Etc.

7.1    Reliance. Other than any reliance on the terms of this Agreement, ABL Agent acknowledges that it and each of the other ABL Claimholders have, independently and without reliance on any of the Term Loan Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the ABL Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Documents or this Agreement. Other than any reliance on the terms of this Agreement, Term Loan Agent acknowledges that it and each of the other Term Loan Claimholders have, independently and without reliance on any of the ABL Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2    No Warranties or Liability. ABL Agent acknowledges and agrees that none of the Term Loan Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Term Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Term Loan Agent acknowledges and agrees that none of the ABL Claimholders has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the ABL Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Claimholders shall have no duty to the ABL Claimholders, and the ABL Claimholders shall have no duty to the Term Loan Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3	No Waiver of Lien Priorities.

(a)                                No right of any of the Claimholders, any Agent or any of them to enforce any provision of this Agreement or any Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any other Claimholder or any Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Loan Documents, regardless of any knowledge thereof which any Agent or any other Claimholder may have (or be otherwise charged with).

(b)                               Without in any way limiting the generality of the foregoing provisions of Section 7.3(a) (but subject to any rights of Grantors under the ABL Documents and subject to the provisions of Section 5.3(a)), the ABL Claimholders may, at any time and from time to time in accordance with the ABL Documents or applicable law, without the consent of, or notice to, any of the Term Loan Claimholders, without incurring any liabilities to any of the Term Loan Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any of the Term Loan Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Term Loan Agent:

(i)                                           change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the ABL Debt or any Lien on any ABL Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Debt, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by any of the ABL Claimholders, the ABL Debt, or any of the ABL Documents;

(ii)                                        sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order all or any part of the ABL Priority Collateral or any liability of any Grantor to any of the ABL Claimholders, or any liability incurred directly or indirectly in respect thereof;

(iii)                                      settle or compromise any ABL Debt or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Debt) in any manner or order; and

(iv)                                     exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any ABL Priority Collateral and any guarantor or any liability of any Grantor to any of the ABL Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)                                Except as otherwise provided herein, Term Loan Agent also agrees that the ABL Claimholders shall have no liability to any of the Term Loan Claimholders, and Term Loan Agent hereby waives any claim of the Term Loan Claimholders against any of the ABL Claimholders arising out of any and all actions which any of the ABL Claimholders may, pursuant to the terms hereof, take, permit, or omit to take with respect to:

(i)	the ABL Documents;

(ii)	the collection of the ABL Debt; or

(iii)                         the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any ABL Priority Collateral.

Term Loan Agent agrees that the ABL Claimholders have no duty to the Term Loan Claimholders in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Debt, or otherwise.

(d)                               Without in any way limiting the generality of the provisions of Section 7.3(a) (but subject to any rights of Grantors under the Term Loan Documents and subject to the provisions of Section 5.3(b)) the Term Loan Claimholders may, at any time and from time to time in accordance with the Term Loan Documents or applicable law, without the consent of, or notice to, any of the ABL Claimholders, without incurring any liabilities to any of the ABL Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any of the ABL Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of ABL Agent:

(i)                                           change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Term Loan Debt or any Lien on any Term Loan Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Loan Debt, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by the Term Loan Claimholders, the Term Loan Debt, or any of the Term Loan Documents;

(ii)                                        subject to Section 3.9, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Term Loan Priority Collateral or any liability of any Grantor to any Term Loan Claimholder, or any liability incurred directly or indirectly in respect thereof;

(iii)                                      settle or compromise any Term Loan Debt or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Term Loan Debt) in any manner or order; and

(iv)                                     exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Term Loan Priority Collateral and any guarantor or any liability of any Grantor to any Term Loan Claimholder or any liability incurred directly or indirectly in respect thereof.

(e)                                Except as otherwise provided herein, ABL Agent also agrees that the Term Loan Claimholders shall have no liability to any of the ABL Claimholders, and ABL Agent hereby waives any claim of the ABL Claimholders against any of the Term Loan Claimholders arising out of any and all actions which any of the Term Loan Claimholders may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i)	the Term Loan Documents;

(ii)	the collection of the Term Loan Debt; or

(iii)                         the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Term Loan Priority Collateral.

ABL Agent agrees that the Term Loan Claimholders have no duty to the ABL Claimholders in respect of the maintenance or preservation of the Term Loan Priority Collateral, the Term Loan Debt, or otherwise.

(f)                                  Until the Payment in Full of ABL Priority Debt and the Payment in Full of Term Loan Priority Debt, each of Term Loan Agent and ABL Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the other Agent’s Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4    Obligations Unconditional. For so long as this Agreement is in full force and effect, all rights, interests, agreements, and obligations of the ABL Claimholders and the Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)               any lack of validity or enforceability of any ABL Documents or any Term Loan Documents;

(b)               except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the ABL Debt or Term Loan Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Document or any Term Loan Document;

(c)               except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Debt or Term Loan Debt or any guarantee thereof;

(d)	the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to any Grantor in respect of the ABL Debt or the Term Loan Debt.

SECTION 8~~.~~ Representations and Warranties.

8.1               Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a)               Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)               This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)	The execution, delivery, and performance by such party of this Agreement

(i)             do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by~~-~~ laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2               Representations and Warranties of Each Agent. ABL Agent and Term Loan Agent each represents and warrants to the other that it has been authorized by the ABL Claimholders or the Term Loan Claimholders, as applicable, under the ABL Credit Agreement or the Term Loan Agreement, as applicable, to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the ABL Lenders or Term Lenders, as applicable, as fully as if they were parties hereto.

8.3               Survival. All representations and warranties made by one party hereto in this Agreement shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party.

SECTION 9~~.~~ Miscellaneous.

9.1                                  Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the ABL Documents or any of the Term Loan Documents, the provisions of this Agreement shall govern and control.

9.2                                  Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the ABL Claimholders may continue, at any time and without notice to any Term Loan Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting ABL Debt in reliance hereof. Each Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. Subject to the terms of this Agreement that provide for reinstatement of Debt, this Agreement shall terminate and be of no further force and effect:

(a)                               with respect to the ABL Claimholders and the ABL Debt, on the date of Payment in Full of ABL Priority Debt; and

(b)                              with respect to the Term Loan Claimholders and the Term Loan Debt, on the date of Payment in Full of the Term Loan Priority Debt.

9.3                                  Amendments; Waivers. No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of the ABL Agent (or its authorized agent) and the Term Loan Agent (or its authorized agent) and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

9.4                                  Information Concerning Financial Condition of Parent and its Subsidiaries. The ABL Claimholders, on the one hand, and the Term Loan Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Parent and its Subsidiaries and all endorsers or guarantors of the ABL Debt or the Term Loan Debt and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Debt or the Term Loan Debt. The ABL Claimholders shall have no duty to advise the Term Loan Claimholders of information known to them regarding such condition or any such circumstances or otherwise. The Term Loan Claimholders shall have no duty to advise the ABL Claimholders of information known to them regarding such condition or any such circumstances or otherwise. In the event any of the ABL Claimholders or any of the Term Loan Claimholders, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party to this Agreement, it shall be under no obligation:

(a)               to make nor shall it be deemed to have made, and the ABL Claimholders and the Term Loan Claimholders, as the case may be, shall not be under any obligation to make nor shall they be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b)               to provide any additional information or to provide any such information on any subsequent occasion;

(c)	to undertake any investigation; or

(d)               to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5                                  Subrogation. (a) With respect to any payments or distributions in cash, property, or other assets that any Term Loan Claimholder pays over to ABL Agent under the terms of this Agreement, such Term Loan Claimholders shall be subrogated to the rights of the ABL Claimholders, and (b) with respect to any payments or distributions in cash, property, or other assets that any ABL Claimholder pays over to Term Loan Agent under the terms of this Agreement, such ABL Claimholders shall be subrogated to the rights of the Term Loan Claimholders; provided, that (x) the Term Loan Claimholders shall not assert or enforce any such rights of subrogation they may acquire as a result of any payment hereunder until the Payment in Full of all ABL Priority Debt has occurred, and (y) the ABL Claimholders hereby agree not to assert or enforce any such rights of subrogation they may acquire as a result of any payment hereunder until the Payment in Full of all Term Loan Priority Debt has occurred.

9.6	SUBMISSION TO JURISDICTION; WAIVERS.

(a)                               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN ANY FEDERAL COURT SITING IN THE BOROUGH OF MANHATTAN. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i)                                         ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS;

(ii)                                        WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT NOW HAS OR HEREAFTER MIGHT HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii)                                     AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK; AND

(iv)                                      AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)                              EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY ABL AGENT AND TERM LOAN AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7                                  Notices. All notices permitted or required under this Agreement shall be sent to Term Loan Agent and ABL Agent, as the case may be. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 5 Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be the addresses set forth in the applicable Loan Documents or as may be designated by such party in a written notice to all of the other parties.

9.8                                  Further Assurances. ABL Agent and Term Loan Agent each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as ABL Agent or Term Loan Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Borrowers (to the extent required under the ABL Credit Agreement or Term Loan Agreement, as applicable). In furtherance of the foregoing, (a) ABL Agent agrees that, if there is a Refinancing of the Term Loan Debt and if the agent or other representative of the holders of the indebtedness that Refinances the Term Loan Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative, and (b) Term Loan Agent agrees that if there is a Refinancing of the ABL Debt and if the agent or other representative of the holders of the indebtedness that Refinances the ABL Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative.

9.9                                  APPLICABLE LAW. THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT-OF-LAWS PRINCIPLES.

9.10                            Binding on Successors and Assigns. This Agreement shall be binding upon ABL Agent, the ABL Claimholders, Term Loan Agent, the Term Loan Claimholders, and their respective successors and assigns.

9.11                            Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12                            Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13                            No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the ABL Claimholders and the Term Loan Claimholders. Except as provided in the preceding sentence, in no event shall any Grantor be a third party beneficiary of any other provision of this Agreement.

9.14                            Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders, on the one hand, and the Term Loan Claimholders on the other hand. Except as set forth in Section 9.13, no Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof. Nothing in this Agreement shall impair, as between Grantors and the ABL Claimholders, or as between Grantors and the Term Loan Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the ABL Documents and the Term Loan Documents, respectively. Nothing in this Agreement shall create vary or modify the rights or duties of the ABL Claimholders, inter se, under the ABL Documents or the rights or duties of the Term Loan Claimholders, inter se, under the Term Loan Documents.

9.15                            Integration. This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

9.16                            Reciprocal Rights. The parties agree that the provisions of Sections 2.3, 2.4(b), 3, 4.2, 5.1, 5.2, 5.3, 5.4, 5.6, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9(b) and 9.5, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between the ABL Claimholders with respect to the ABL Debt, on the one hand, and the Term Loan Claimholders with respect to the Term Loan Debt, on the other hand, (a) with respect to the ABL Priority Collateral shall, from and after the Payment in Full of ABL Priority Debt apply to and govern, mutatis mutandis,~~(i)~~  (i) until the Payment in Full of the Term Loan Priority Debt, the relationship between the Term Loan Claimholders as Priority Claimholders with respect to the Term Loan Priority Debt, on the one hand, and the ABL Claimholders as Junior Claimholders with respect to the Excess ABL Debt, on the other hand and (ii) after Payment in Full of the Term Loan Priority Debt, the relationship between the ABL Claimholders as Priority Claimholders with respect to the Excess ABL Debt, on the one hand, and the Term Loan Claimholders as Junior Claimholders with respect to the Excess Term Loan Debt, on the other hand and (b) with respect to the Term Loan Priority Collateral shall, from and after the Payment in Full of the Term Loan Priority Debt, apply to and govern, mutatis mutandis, (i) until the Payment in Full of the ABL Priority Debt, the relationship between the ABL Claimholders as Priority Claimholders with respect to the ABL Priority Debt, on the one hand, and the Term Loan Claimholders as Junior Claimholders with respect to the Excess Term Loan Debt, on the other hand and (ii) after Payment in Full of the ABL Priority Debt, the relationship between the Term Loan Claimholders as Priority Claimholders with respect to the Excess Term Loan Debt, on the one hand, and the ABL Claimholders as Junior Claimholders with respect to the Excess ABL Debt, on the other hand.

SECTION 10~~.~~ Term Claimholder Purchase Option.

10.1                         The Term Loan Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Term Loan Claimholder having a ratable right to make an offer to the purchase, with each Term Loan Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Term Loan Claimholder), upon not less than 5 Business Days prior written notice from (or on behalf of) such Term Loan Claimholders which, other than with respect to Monroe Capital (it being understood and agreed that Monroe Capital shall have the option to exercise the purchase option under this Section 10 at any time), cannot be exercised until twelve (12) months after the date of this Agreement unless a Triggering Event has occurred (a “Purchase Notice”) to ABL Agent to acquire from the ABL Claimholders at any time all (but not less than all) of the right, title, and interest of the ABL Claimholders in and to the ABL Priority Debt and the ABL Documents. The Purchase Notice, if given, shall be irrevocable.

10.2                         If one or more Term Loan Claimholders elect to exercise their right under this Section 10, then not more than 5 Business Days after the receipt by ABL Agent of the Purchase Notice, the ABL Claimholders shall sell to the purchasing Term Loan Claimholders and the purchasing Term Loan Claimholders shall purchase from the ABL Claimholders, the ABL Priority Debt.

10.3           On the date of such purchase and sale, the purchasing Term Loan Claimholders shall ~~shall~~

(a)	pay to ABL Agent, for the benefit of the ABL Claimholders, as the purchase price therefor, the full amount of all the ABL Priority Debt then outstanding and unpaid, other than ~~(i)~~

(i)             indemnification obligations for which no claim or demand for payment has been made at such time, and (ii) ABL Priority Debt cash collateralized in accordance with clause~~(b)~~ (b) below,

(b)                                furnish cash collateral to ABL Agent in such amounts as ABL Agent determines is reasonably necessary to secure ABL Agent and the ABL Claimholders in respect of ~~(A)~~ (A)         any issued and outstanding Letters of Credit (but not in any event in an amount greater than 103% of the aggregate undrawn amount of such Letters of Credit) (such cash collateral to be applied to the reimbursement of any drawing under a Letter of Credit as and when such drawing is paid and, if a Letter of Credit expires undrawn, the cash collateral held by ABL Agent in respect of such Letter of Credit shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Claimholders), (B) Bank Product Obligations (such cash collateral shall be applied to the reimbursement of the Bank Product Obligations as and when such obligations become due and payable and, at such time as all of the Bank Product Obligations are paid in full, the remaining cash collateral held by ABL Agent in respect of Bank Product Obligations shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Claimholders) and terminate and pay all obligations associated with an Derivatives Obligations (as defined in the ABL Credit Agreement), and (C) any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of the ABL Credit Agreement (such cash collateral shall be applied to the reimbursement of such obligations as and when they become due and payable and, at such time as all of such obligations are paid in full, the remaining cash collateral held by ABL Agent in respect of indemnification obligations shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Claimholders), and

(c)                                 to the extent not paid by the Grantors, pay to ABL Agent and the other ABL Claimholders the amount of all expenses to the extent earned or due and payable in accordance with the terms of ABL Documents against presentation of a documented invoice in reasonable detail (including, to the extent earned or due and payable in accordance with the terms of the ABL Documents, the reimbursement of attorneys’ fees, financial examination expenses, and appraisal fees, but excluding, solely for purposes of this Section 10.3(c), any amount in respect of indemnification or reimbursement rights under any ABL Documents not yet due and payable); provided that if all or any portion of the amount paid to ABL Agent and the other ABL Claimholders in respect of any such indemnification or reimbursement right under any ABL Documents exceeds the amount in fact required to be paid to ABL Agent and/or the other ABL Claimholders in respect of any such indemnification or reimbursement right under any ABL Documents, whether pursuant to a Final Order, a final settlement agreement or otherwise, ABL Agent and the other ABL Claimholders shall pay to Term Loan Agent (whether for its own account and/or the account of other Term Loan Claimholders, as determined by Term Loan Agent) an amount equal to such excess).

10.4                         Such purchase price and cash collateral shall be remitted by wire transfer of federal funds to such bank account of ABL Agent as ABL Agent may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing Term Loan Claimholders to the bank account designated by ABL Agent are received in such bank account prior to 2:00 p.m., New York, New York time, and interest shall be calculated to and including such Business Day if the amounts so paid by the purchasing Term Loan Claimholders to the bank account designated by ABL Agent are received in such bank account later than 2:00 p.m., New York, New York time.

10.5                         Such purchase shall be effected by the execution and delivery of an assignment and acceptance agreement substantially in the form attached hereto as Exhibit B.

10.6                         In the event that any one or more of the Term Loan Claimholders exercises and consummates the purchase option set forth in this Section 10, (i) ABL Agent shall have the right, but not the obligation, to immediately resign under the ABL Credit Agreement, and (ii) the purchasing Term Loan Claimholders shall have the right, but not the obligation, to require ABL Agent to immediately resign under the ABL Credit Agreement. If ABL Agent shall resign under this Section 10.6, to the extent permitted by applicable law, upon the written request of Term Loan Agent (with all costs and expenses in connection therewith to be for the account of Term Loan Agent and to be paid by Grantors) ABL Agent shall, without recourse or warranty, take commercially reasonable steps to transfer the possession of the Collateral, if any, then in its possession to Term Loan Agent.

10.7                         In the event that any one or more of the Term Loan Claimholders exercises and consummates the purchase option set forth in this Section 10, (i) the ABL Claimholders shall retain their indemnification and reimbursement rights under the ABL Credit Agreement for actions or other matters arising on or prior to the date of such purchase, and (ii) and in the event that, at the time of such purchase, there exists Excess ABL Debt, the consummation of such purchase option shall not, at the option of the Term Loan Claimholders, include (nor shall the purchase price be calculated with respect to) such Excess ABL Debt (clauses (i) and (ii), the “ABL Retained Interest”).

10.8                         In the event that an ABL Retained Interest exists, each ABL Claimholder shall, at the request of the purchasing Term Loan Claimholders, execute an amendment to the ABL Credit Agreement acknowledging that such ABL Retained Interest consisting of Excess ABL Debt is a last-out tranche, payable after Payment in Full of all ABL Priority Debt and payment in full of all of the Term Loan Debt. Interest with respect to such ABL Retained Interest consisting of Excess ABL Debt shall continue to accrue and be payable in accordance with the terms of the ABL Documents, the ABL Retained Interest shall continue to be secured by the Collateral, and the ABL Retained Interest shall be paid (or cash collateralized, as applicable) in accordance with the terms of the ABL Credit Agreement and this Agreement. Each ABL Claimholder shall continue to have all rights and remedies of a lender under the ABL Credit Agreement and the other ABL Documents; provided, that no ABL Claimholder shall have any right to vote on or otherwise consent to any amendment, waiver, departure from, or other modification of any provision of any ABL Document except that the consent of ABL Agent shall be required for (i) those matters that require the agreement of all lenders under the ABL Credit Agreement to reduce interest or principal and (ii) matters in contravention of the provisions and priorities set forth in this Agreement with respect to the ABL Retained Interest.

10.9                         Notwithstanding anything set forth herein to the contrary, with respect to any cash management administered by ABL Agent, in the event that the Purchase Option is exercised by any Term Loan Claimholder (other than Monroe Capital), the parties agree that ABL Agent shall be permitted, if it elects in its sole discretion, to continue to provide cash management and Bank Products to the Loan Parties during a 90 day transition period while such cash management is transitioned to another financial institution. With respect to any deposit account control agreements, the ABL Agent agrees to deliver a “Notice of Termination” (or similar notice) to the depositary bank at which such deposit account is maintained indicating that such deposit account control agreement is terminated with respect to the ABL Agent except with respect to the ABL Retained Interest and Term Loan Agent is the controlling agent or similar term for purposes of the deposit account control agreement. All Bank Products offered by ABL Agent during such transition period shall be subject to customary bank product agreements and customary Liens encumbering deposits or other funds maintained with ABL Agent (including the right of set off) and which are within the general parameters customary in the banking industry.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BBVA USA,
as ABL Agent

By:
Name: Jason Nichols Its Authorized Signatory

MONROE CAPITAL MANAGEMENT ADVISORS, LLC,
as Term Loan Agent

By:
Name: Alex Parmacek Its Authorized Signatory

ACKNOWLEDGED AND ACCEPTED BY:

QUEST RESOURCE HOLDING CORPORATION

By:
Name:
Title:

QUEST RESOURCE MANAGEMENT GROUP, LLC

By:
Name:
Title:

QUEST SUSTAINABILITY SERVICES, INC.

By:
Name:
Title:

LANDFILL DIVERSION INNOVATIONS, L.L.C.

By:
Name:
Title:

YOUCHANGE, INC.

By:
Name:
Title:

QUEST VERTIGENT CORPORATION

By:
Name:
Title:

QUEST VERTIGENT ONE, LLC

By:
Name:
Title:

GLOBAL ALERTS, LLC

By:
Name:
Title: